    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 2, 2000

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               WGL HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              VIRGINIA                               4924                              52-2210912
    (STATE OR OTHER JURISDICTION         (PRIMARY STANDARD INDUSTRIAL                (IRS EMPLOYER
 OF INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)              IDENTIFICATION NO.)

                            ------------------------
                   1100 H STREET, NW, WASHINGTON, D.C. 20080
                                 (703) 750-4440
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                DOUGLAS V. POPE
                                   SECRETARY
                               WGL HOLDINGS, INC.
                   1100 H STREET, NW, WASHINGTON, D.C. 20080
                                 (202) 624-6395
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                    Copy to:
                            J. ANTHONY TERRELL, ESQ.
                            THELEN REID & PRIEST LLP
                              40 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 603-2000
                            ------------------------
                  APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective and the effective time of the merger of the Registrant and Washington Gas Light Company as described in the Proxy Statement/ Prospectus.
                            ------------------------
    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                                             PROPOSED MAXIMUM        PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF SECURITIES               AMOUNT TO BE         OFFERING PRICE PER      AGGREGATE OFFERING
                TO BE REGISTERED                      REGISTERED(1)              UNIT(2)                 PRICE(2)
------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share............        46,465,890                $24.91              $1,157,465,320
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------  -------------------
------------------------------------------------  -------------------

       TITLE OF EACH CLASS OF SECURITIES               AMOUNT OF
                TO BE REGISTERED                  REGISTRATION FEE(3)
------------------------------------------------  -------------------
Common Stock, no par value per share............      $39,210.55
-----------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

(1) Based on the number of shares of Washington Gas Light Company Common Stock expected to be outstanding at the effective time of the merger of the Registrant and Washington Gas Light Company, as described in the Proxy Statement/ Prospectus.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1), based upon the average of the high and low prices of the Common Stock of Washington Gas Light Company as reported on the New York Stock Exchange on January 31, 2000.

(3) Pursuant to Rule 457(b), the total fee required of $305,570.84 registration fee has been reduced by $266,360.29, which was paid on November 22, 1999 in connection with the filing by Washington Gas Light Company of preliminary proxy materials relating to this transaction.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                           1100 H STREET, N.W.
                                                           WASHINGTON, D.C.
[WASHINGTON GAS LOGO]                                      20080

                                                                February 3, 2000

Dear Shareholder,

     We are pleased to invite you to our annual meeting of shareholders to be held March 3, 2000 at 10 a.m.

     The meeting will be held at a new location for us, the Kellogg Center at Gallaudet University, 800 Florida Ave., N.E. in Washington, D.C. 20002. Directions to the Kellogg Center are on the inside of the back cover page of this proxy statement and prospectus.

     This year's meeting has added importance to you as a shareholder of Washington Gas Light Company. The board of directors is recommending that you vote to adopt a new holding company structure for the company.

     We describe the reasons for this holding company structure in the attached proxy statement and prospectus. Your board of directors recommends this action to provide a better structure for success in the company's regulated utility business as well as in markets which are becoming less regulated and more competitive.

     Every vote is important. Approval of the holding company structure requires the favorable vote of more than two-thirds of our outstanding common and preferred shares. If you do not send in your proxy, and you do not vote in person at the meeting, that will have the effect of a vote "against" the holding company structure. If you own your shares through a stock broker, and you do not vote, that will also have the effect of a vote "against" the holding company structure.

     We ask that you please vote your proxy -- even if you are planning to attend the meeting. This year, more than most years, every share voted has great significance to the future of your company. Without approval by more than two-thirds majority vote, your company will be hindered by constraints not applicable to competitors and peers as we continue our pursuit of enhanced value for our investors.

     In addition to the vote on the holding company structure, shareholders will vote on electing nine directors, ratification of appointment of independent accountants, and consideration of a shareholder proposal. These matters are also described in the attached proxy statement and prospectus.

     We are excited about this holding company proposal and the opportunities it may provide for the company. We thank you in advance for sending your proxy this year.

                                          Sincerely,

                                      [/s/ JAMES H. DEGRAFFENREIDT]
                                          James H. DeGraffenreidt, Jr.
                                          Chairman and Chief Executive Officer

                                      [/s/ JOSEPH M. SCHEPIS]
                                          Joseph M. Schepis
                                          President and Chief Operating Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT AND PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT AND PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          WASHINGTON GAS LIGHT COMPANY
                              1100 H STREET, N.W.
                             WASHINGTON, D.C. 20080

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The annual meeting of shareholders of Washington Gas Light Company will be held at the Kellogg Center at Gallaudet University, 800 Florida Avenue, N.E., Washington, D.C. 20002, on Friday, March 3, 2000, at 10:00 a.m. for the following purposes, as more fully set forth in the annexed proxy statement and prospectus:

          (1) To elect directors for the ensuing year;

          (2) To ratify the appointment of independent public accountants for 2000;

          (3) To consider and act upon a proposal by the board of directors of Washington Gas Light Company to approve an agreement and plan of merger and reorganization dated as of January 13, 2000, (a copy of which is attached as Appendix A to this proxy statement and prospectus) to effect a reorganization of Washington Gas Light Company into a holding company structure;

          (4) To consider and act on a shareholder proposal relating to cumulative voting, if this proposal is brought before the meeting; and

          (5) To transact any other business properly brought before the meeting or any adjournments thereof.

     Each holder of common and preferred stock is entitled to one vote for each share of that stock standing in the name of the holder on the records of Washington Gas Light Company at the close of business on January 13, 2000.

     If the agreement and plan of merger and reorganization is approved by Washington Gas Light Company shareholders and the reorganization occurs, a holder of record of Washington Gas Light Company common stock and preferred stock on the record date who dissents and does not vote "FOR" the reorganization is entitled to receive payment in cash if that holder follows the procedures provided in Section 29-373 of the District of Columbia Business Corporation Act, attached as Appendix D to this proxy statement and prospectus. Further information regarding voting rights and the business to be transacted at the annual meeting is set forth in the proxy statement and prospectus.

                                          By order of the board of directors,

                                          Douglas V. Pope
                                          Secretary
------------------------------------

February 3, 2000

YOUR VOTE IS VERY IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE ACT PROMPTLY TO VOTE YOUR SHARES. YOU MAY VOTE YOUR SHARES BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE RETURN ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY IN WRITING.

                            ------------------------

                                IMPORTANT NOTICE
                              ADMISSION PROCEDURES

     ADMISSION TO THIS YEAR'S MEETING WILL BE LIMITED TO PERSONS WHO (A) ARE LISTED ON WASHINGTON GAS LIGHT COMPANY'S RECORDS AS SHAREHOLDERS AS OF JANUARY 13, 2000 (THE "RECORD DATE"), OR (B) BRING A STATEMENT TO THE MEETING SHOWING THEIR BENEFICIAL OWNERSHIP OF WASHINGTON GAS LIGHT COMPANY STOCK THROUGH A BROKER, A BANK OR OTHER INSTITUTION AS OF THE RECORD DATE.

     This proxy statement and prospectus is dated February 3, 2000, and is first being mailed to shareholders on February 3, 2000.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
WHERE YOU CAN FIND MORE INFORMATION.........................     1
QUESTIONS AND ANSWERS ABOUT THE HOLDING COMPANY.............     3
SUMMARY.....................................................     5
  Cautionary Statement Concerning Forward-Looking
     Statements.............................................     5
  Name of New Holding Company...............................     5
  Business of WGL Holdings, Inc.............................     5
  The Annual Shareholders Meeting...........................     5
  Shareholder Vote Required to Approve the Reorganization...     6
  Our Recommendations to Shareholders.......................     6
  Comparative Shareholders' Rights..........................     6
  Statutory Dissenters' Rights..............................     6
  Regulation of WGL Holdings, Inc. and Washington Gas Light
     Company Resulting from the Reorganization..............     7
  Conditions to the Reorganization..........................     7
  Amendment or Termination of the Agreement and Plan of
     Merger and Reorganization..............................     7
  Present and Proposed Corporate Structures.................     7
  The Present Corporate Structure and Proposed Corporate
     Structure..............................................     9
RISK FACTORS................................................    10
  Dividends paid by WGL Holdings, Inc. will at least
     initially depend primarily on dividends paid by
     Washington Gas Light Company and may be subject to
     financial uncertainties................................    10
  If WGL Holdings, Inc. issues preferred stock in the future having preferential dividend rights, this may
     negatively affect holders of common stock..............    10
  WGL Holdings, Inc. may invest in unregulated activities
     that may prove to be riskier than the current
     activities of Washington Gas Light Company.............    10
  Virginia state law and WGL Holdings, Inc.'s articles of
     incorporation and bylaws will contain anti-takeover
     provisions.............................................    10
THE ANNUAL SHAREHOLDERS MEETING.............................    11
  Adjournments..............................................    12
PROPOSAL 1 ELECTION OF DIRECTORS............................    12
  The Board of Directors and Committees of the Board........    16
  Non-Employee Director Compensation........................    16
  Business Relationships with Associates of Directors.......    16
  Security Ownership of Management..........................    16
  Executive Compensation....................................    18
  Summary Compensation Table................................    18
  Employment Agreements.....................................    19
  Option Grants.............................................    21
  Option Grants in the Last Fiscal Year.....................    21
  Long-Term Incentive Plans -- Performance Share Awards.....    22
  Performance Shares Awarded in the Last Fiscal Year........    22
  Report of the Human Resources Committee...................    22
  Elements of Executive Compensation........................    22
  Compensation of the Chairman and Chief Executive
     Officer................................................    25
  Deductibility of Compensation.............................    25
  Shareholder Return Performance Presentation...............    26
  Comparison of Five-Year Cumulative Total Returns..........    26
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC
  ACCOUNTANTS...............................................    26
PROPOSAL 3 REORGANIZATION OF WASHINGTON GAS LIGHT COMPANY...    27
  General...................................................    27
  Reasons for the Reorganization............................    27
  The Agreement and Plan of Merger and Reorganization.......    29

                                                              PAGE
                                                              ----
Vote Required...............................................    30
  Regulatory Matters and Approval...........................    30
  Accounting Treatment......................................    30
  Conditions to Effectiveness of the Reorganization.........    31
  Exchange of Stock Certificates............................    31
  Serial Preferred Stock of Washington Gas Light Company
     after the Reorganization...............................    32
  Transfer of Washington Gas Light Company Subsidiaries to
     WGL Holdings, Inc......................................    32
  Dividend Reinvestment and Common Stock Purchase Plan......    33
  Washington Gas Light Company Employee and Director Stock
     Plans..................................................    33
  Amendment or Termination of the Agreement and Plan of
     Merger and Reorganization..............................    33
  Listing of WGL Holdings, Inc. Common Stock................    34
  Dividend Policy...........................................    34
  Federal Income Tax Consequences...........................    34
  Description of WGL Holdings, Inc. Capital Stock...........    36
  Authorized Capital........................................    36
  WGL Holdings, Inc. Common Stock...........................    36
  WGL Holdings, Inc. Preferred Stock........................    36
  Possible Anti-Takeover Effect of Provisions of WGL
     Holdings, Inc.'s Articles of Incorporation and
     Bylaws.................................................    37
  Fair Price Provision......................................    38
  Shareholder Protection Statutes...........................    38
  Indemnification and Limitation of Liability...............    39
  Differences in Rights of Washington Gas Light Company and
     WGL Holdings, Inc. Shareholders........................    40
  Material Differences Between the Virginia Stock
     Corporation Act and the District of Columbia Business
     Corporation Act........................................    40
  Authorized Common Stock...................................    43
  Authorized Preferred Stock................................    43
  Transfer Agent and Registrar..............................    43
  Director and Officer Exculpation..........................    43
  Indemnification of Officers and Directors.................    44
  Director Nominations and Shareholder Proposals............    44
  Business of WGL Holdings, Inc.............................    44
  Regulation of WGL Holdings, Inc., Washington Gas Light
     Company and Subsidiaries after the Reorganization......    44
  Regulation of WGL Holdings, Inc...........................    44
  Regulation of Washington Gas Light Company and Hampshire
     Gas Company............................................    45
  Right of Dissenting Shareholders to Receive Payment for
     Shares.................................................    45
  Management of WGL Holdings, Inc...........................    46
  Financial Statements......................................    47
  Legal Opinions............................................    47
  Experts...................................................    47
PROPOSAL 4 SHAREHOLDER PROPOSAL.............................    47
  Shareholder Proposal......................................    48
  Opposition of Your Board of Directors and the Management
     and Reasons Therefor...................................    48
OTHER MATTERS...............................................    49
SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING...........    49
VOTING BY PROXY.............................................    50
APPENDIX A AGREEMENT AND PLAN OF MERGER AND
  REORGANIZATION............................................   A-1
APPENDIX B ARTICLES OF INCORPORATION WGL HOLDINGS, INC......   B-1
APPENDIX C WGL HOLDINGS, INC. BYLAWS........................   C-1
APPENDIX D SECTION 29-373 OF THE DISTRICT OF COLUMBIA
  BUSINESS CORPORATION ACT..................................   D-1

                      WHERE YOU CAN FIND MORE INFORMATION

     Washington Gas Light Company files annual, quarterly and current reports, and proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of those materials we file at the Securities and Exchange Commission's public reference rooms and at its regional offices:

Public Reference Room          New York Regional Office       Chicago Regional Office
Judiciary Plaza                7 World Trade Center           Citicorp Center
450 Fifth Street, N.W.         Suite 1300                     500 West Madison Street
Room 1024                      New York, New York 10048       Suite 1400
Washington, D.C. 20549                                        Chicago, Illinois 60661

     You may obtain information on the operation of the Securities and Exchange Commission's public reference rooms by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of this material from the public reference section of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Securities and Exchange Commission filings of Washington Gas Light Company are also available to the public from commercial document retrieval services, over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov and at the Washington Gas Light Company web site at http://www.washgas.com.

     Washington Gas Light Company's common stock is listed on the New York Stock Exchange and the Philadelphia Stock Exchange, and reports, proxy statements and other information concerning Washington Gas Light Company can also be inspected at the offices of those exchanges located at the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Philadelphia Stock Exchange, 1900 Market Street, Philadelphia, Pennsylvania 19103.

     WGL Holdings, Inc. has filed a Registration Statement on Form S-4 to register with the Securities and Exchange Commission the WGL Holdings, Inc. common stock to be issued to Washington Gas Light Company shareholders in the merger. This document is a part of that registration statement and constitutes a prospectus of WGL Holdings, Inc., in addition to being part of the annual meeting proxy statement of Washington Gas Light Company. As allowed by the rules of the Securities and Exchange Commission, this proxy statement and prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     The Securities and Exchange Commission allows us to "incorporate by reference" information into this proxy statement and prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this proxy statement and prospectus, except for any information superseded by information in this proxy statement and prospectus. This proxy statement and prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about Washington Gas Light Company and its finances.

                 DOCUMENT                             PERIOD/DATE
Annual Report on Form 10-K                   Year ended September 30, 1999
Current Reports on Form 8-K                  December 30, 1999 and January
                                             11, 2000
Amendment to Annual Report on Form 10-K/A    January 28, 2000

     We are also incorporating by reference additional documents that we file with the Securities and Exchange Commission under the Securities Exchange Act of 1934 between the date of this proxy statement and prospectus and the date of the meeting of our shareholders.

     If you are a shareholder, we may have previously sent you some of the documents that are incorporated by reference. You can obtain any of the incorporated documents by contacting us or the Securities and Exchange Commission. If you would like to request documents from us, including any documents we may subsequently file with the Securities and Exchange Commission prior to the annual meeting, please do so as soon as possible so that you will receive them before the annual meeting. We will send you the documents incorporated by reference without charge, excluding exhibits, unless we have specifically incorporated the exhibit by reference in this proxy statement and prospectus.

     Shareholders may obtain documents incorporated by reference in this proxy statement and prospectus by requesting them in writing or by telephone from:

                       Shareholder Services
                       Washington Gas Light Company
                       1100 H St., N.W., Washington, D.C. 20080
                       1-800-221-9427

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT AND PROSPECTUS TO VOTE ON THE PROPOSALS DESCRIBED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT AND PROSPECTUS. THIS PROXY STATEMENT AND PROSPECTUS IS DATED FEBRUARY 3, 2000. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT AND PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT AND PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY. IN THE EVENT ANY INFORMATION CONTAINED IN THIS PROXY STATEMENT AND PROSPECTUS IS MATERIALLY CHANGED AFTER THE DATE LISTED ABOVE, WASHINGTON GAS LIGHT COMPANY WILL RECIRCULATE THE PROXY STATEMENT AND PROSPECTUS TO SHAREHOLDERS.

                QUESTIONS AND ANSWERS ABOUT THE HOLDING COMPANY

Please note: The following questions and answers are only a summary of some of the important information contained in this proxy statement and prospectus. These questions and answers do not necessarily give you all the facts you need to know in voting on this proposal. Please read the full proxy statement and prospectus for a complete explanation of these matters.

WHAT IS THE HOLDING COMPANY PROPOSAL?

     We are proposing to reorganize our corporate structure to form a holding company that will have as its subsidiaries Washington Gas Light Company and its present subsidiaries.

     Companies which are now subsidiaries of Washington Gas Light Company will become subsidiaries of the new holding company.

     To see a diagram and description of the present and the proposed corporate structures, please see pages 7, 8 and 9.

WHAT WILL HAPPEN TO MY SHARES OF WASHINGTON GAS LIGHT COMPANY COMMON STOCK?

     If the holding company form is adopted, your shares of common stock of Washington Gas Light Company will be converted into the same number of shares of common stock of the new holding company. The common stock of the new holding company will have the same voting rights as the current shares of Washington Gas Light Company common stock. Please see page 36.

WHAT HAPPENS TO MY SHARES OF WASHINGTON GAS LIGHT COMPANY SERIAL PREFERRED
STOCK?

     Your shares of serial preferred stock will remain issued and outstanding as shares of serial preferred stock of Washington Gas Light Company. You will still have the right to one vote per share on all matters coming before future shareholder meetings of Washington Gas Light Company. You will not, however, in most cases be asked to vote your shares of serial preferred stock at future meetings of Washington Gas Light Company. Holders of shares of serial preferred stock of Washington Gas Light Company will not have the right to vote those shares at future shareholder meetings of WGL Holdings, Inc. The Washington Gas Light Company serial preferred stock, $4.36 convertible series and $4.60 convertible series are being redeemed effective February 1, 2000. These two series will have no further voting rights following the annual meeting of shareholders scheduled for March 3, 2000. Please see page 32.

WHY IS THIS HOLDING COMPANY BEING RECOMMENDED?

     The overriding purpose of this proposal is to allow Washington Gas Light Company and its affiliates to strive for excellence as a utility and to compete more effectively in the energy and energy-related markets. We believe the holding company structure will provide greater flexibility and opportunity to execute strategies in these markets. Please see a further discussion of these and other related factors beginning on page 27.

WHO WILL MANAGE THE NEW HOLDING COMPANY?

     The current directors of Washington Gas Light Company will also become directors of the holding company. Some principal executive officers of Washington Gas Light Company will also be executive officers of the holding company. Please see page 46.

WHAT WILL HAPPEN TO OUR CASH DIVIDENDS ON COMMON AND PREFERRED STOCK?

     We anticipate that the board of directors of the holding company will continue the current common stock dividend rate and policy, but this practice is always subject to change at the discretion of the board of directors. Dividends paid by the holding company will, at least initially, depend primarily upon the financial performance and the financial position of its utility subsidiary, Washington Gas Light Company. The reorganization into a holding company structure will not affect Washington Gas Light Company's preferred stock dividends. Please see page 34.

WHEN WILL THE HOLDING COMPANY STRUCTURE BE IMPLEMENTED?

     We plan to implement the holding company structure as soon as possible after the annual meeting. This implementation, however, is subject to regulatory approval and completion of required filings. Please see page 30.

WHAT WILL HAPPEN TO MY SHARES IN WASHINGTON GAS LIGHT COMPANY'S DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN?

     Your shares in this plan will automatically be converted into shares of WGL Holdings, Inc. common stock. WGL Holdings, Inc. will adopt the plan and continue it using shares of WGL Holdings, Inc. common stock. Please see page 33.

WHAT HAPPENS TO MY SHARES OF WASHINGTON GAS LIGHT COMPANY WHICH I HOLD IN OUR SAVINGS PLAN OR CAPITAL APPRECIATION PLAN? (THIS QUESTION APPLIES TO EMPLOYEES AND RETIREES).

     These shares will automatically be converted into shares of WGL Holdings, Inc. common stock. The plans will continue to operate using shares of WGL Holdings, Inc. common stock. Please see page 33.

WHAT ARE THE TAX EFFECTS TO ME OF THIS PROPOSAL?

     In the opinion of our legal counsel, for federal income tax purposes, no gain or loss will be recognized by shareholders on the conversion of Washington Gas Light Company common stock into common stock of WGL Holdings, Inc. Please see page 34.

I OWN MY SHARES THROUGH A BROKER. WILL MY BROKER VOTE MY SHARES ON THE HOLDING COMPANY PROPOSAL FOR ME?

     Your broker will only vote for you on the holding company proposal if you have given specific instructions to your broker on how to vote. Your broker should have sent you a proxy card for your vote. Unless you sign and return that proxy card to your broker, your broker cannot vote on the proposal for the holding company, which will have the effect of a vote "against" the holding company proposal. Therefore, we strongly urge that you vote your proxy. Please see page 6.

WHAT SHOULD I DO NOW?

     Please vote your shares by filling out and mailing your proxy card.

WHO SHOULD I CALL WITH QUESTIONS?

     We have established a special toll-free telephone number with representatives to answer your questions. Morrow & Co, our proxy solicitor, will be responding to those calls. This service is available from 9:00 a.m. to 5:00 p.m. eastern standard time, Monday through Friday. The number is 1-800-566-9061.

                                    SUMMARY

     This summary highlights selected information about the holding company proposal. It does not contain all of the information that is important to you. You should carefully read the entire proxy statement and prospectus and the other documents to which we have referred you. We have not included information regarding Washington Gas Light Company that has previously been included in documents we have filed with the Securities and Exchange Commission, and which are incorporated by reference, unless that information is required to be included in this proxy statement and prospectus or we believe it will assist you in understanding the proposals. For information on how to obtain the documents we have filed with the Securities and Exchange Commission, see "Where You Can Find More Information" on page 1. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     Matters discussed in this proxy statement and prospectus, excluding historical information, include forward-looking statements. Words including, but not limited to, "estimates," "expects," "plans," "anticipates," "intends," "believes," and variations of these words, identify forward-looking statements that involve uncertainties and risks. Forward-looking statements include, but are not limited to, the information concerning possible or assumed future results of operations of WGL Holdings, Inc., Washington Gas Light Company and their subsidiaries set forth under "Questions and Answers about the Reorganization," the "Summary," "Reasons for the Reorganization" and "Dividend Policy". Although Washington Gas Light Company and WGL Holdings, Inc. believe these forward-looking statements are based on reasonable assumptions, they cannot give assurance that every objective will be reached. Washington Gas Light Company and WGL Holdings, Inc. make these statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. Examples of factors that could cause actual results to differ materially from Washington Gas Light Company's beliefs described herein include, but are not limited to, variations in weather, regulatory and legislative changes and increased competition.

NAME OF NEW HOLDING COMPANY

     WGL Holdings, Inc.

BUSINESS OF WGL HOLDINGS, INC. (SEE PAGE 44)

     WGL Holdings, Inc. is currently a wholly owned subsidiary of Washington Gas Light Company and was incorporated in Virginia for the purpose of implementing the proposed holding company reorganization. WGL Holdings, Inc. does not currently own any assets or engage in any business. The address of WGL Holdings, Inc. is:

         WGL Holdings, Inc.
         1100 H Street, N.W.
         Washington, D.C. 20080

THE ANNUAL SHAREHOLDERS MEETING

     The Washington Gas Light Company annual shareholders meeting will be held on Friday, March 3, 2000. At this meeting Washington Gas Light Company shareholders will be asked, among other things, to consider and act upon an agreement and plan of merger and reorganization which will establish the holding company structure.

     You are entitled to vote at the meeting if you were a shareholder of record of Washington Gas Light Company common stock or preferred stock at the close of business on January 13, 2000, the record date.

SHAREHOLDER VOTE REQUIRED TO APPROVE THE REORGANIZATION (SEE PAGE 30)

     More than two-thirds of the outstanding shares of Washington Gas Light Company common stock voting separately as a class, and more than two-thirds of the outstanding shares of Washington Gas Light Company common and preferred stock voting together as a single class, must be voted "FOR" Proposal 3 at the annual meeting in order to approve the holding company reorganization. For purposes of determining whether the holding company reorganization has been approved, an abstention or broker non-vote will not be counted in favor of adoption of the proposal, but instead will have the effect of a vote against the proposal.

OUR RECOMMENDATIONS TO SHAREHOLDERS (SEE PAGES 12, 26, 47 AND 48)

     The Washington Gas Light Company board of directors has unanimously adopted the agreement and plan of merger and reorganization, believes the reorganization to be in the best interests of Washington Gas Light Company and its shareholders, and recommends that the holders of Washington Gas Light Company common stock and preferred stock vote "FOR" the holding company reorganization.

     The board of directors of Washington Gas Light Company also recommends a vote "FOR" all director nominees and the ratification of independent public accountants, and a vote "AGAINST" the shareholder proposal regarding cumulative voting.

COMPARATIVE SHAREHOLDERS' RIGHTS (SEE PAGE 40)

     When the reorganization is completed, holders of Washington Gas Light Company common stock will automatically become holders of WGL Holdings, Inc. common stock. Rights of WGL Holdings, Inc. shareholders will be governed by the WGL Holdings, Inc. articles of incorporation and bylaws instead of those of Washington Gas Light Company, and by the corporation law of Virginia instead of the corporation laws of both Virginia and the District of Columbia.

     Serial preferred stock of Washington Gas Light Company outstanding as of the date of the reorganization will remain outstanding as shares of serial preferred stock of Washington Gas Light Company.

     WGL Holdings, Inc.'s articles of incorporation and bylaws will give WGL Holdings, Inc. broad corporate powers to engage in any lawful activity for which a corporation may be formed under Virginia law, and will include indemnification, limitation of liability and nomination and proposal submission provisions that are included in the articles of incorporation and bylaws of Washington Gas Light Company in substantially the same form. In addition, the articles of incorporation of WGL Holdings, Inc. will provide that the directors of WGL Holdings, Inc. may designate the rights and preferences of preferred stock and issue preferred stock without further approval by WGL Holdings, Inc. shareholders. Additional information regarding the rights of holders of WGL Holdings, Inc. common stock and those of holders of Washington Gas Light Company common stock are summarized in the section of this proxy statement and prospectus entitled "Differences in Rights of Washington Gas Light Company and WGL Holdings, Inc. Shareholders."

STATUTORY DISSENTERS' RIGHTS (SEE PAGE 45 AND APPENDIX D)

     If the proposed merger is consummated, holders of common stock and serial preferred stock of Washington Gas Light Company will have statutory dissenters' rights. Although Virginia law does not provide rights to dissenting shareholders in this case, shareholders who comply with the requirements of Section 29-373 of the District of Columbia Business Corporation Act will be entitled to dissenters' rights of appraisal under District of Columbia law with respect to their shares of Washington Gas Light Company common stock and serial preferred stock. See "Right of Dissenting Shareholders to Receive Payment for Shares" and Appendix D for a description of the procedures required to be followed to perfect these rights.

REGULATION OF WGL HOLDINGS, INC. AND WASHINGTON GAS LIGHT COMPANY RESULTING FROM THE REORGANIZATION (SEE PAGE 44)

     Following the reorganization, Washington Gas Light Company will continue to be regulated by the Public Service Commission of the District of Columbia, the Maryland Public Service Commission and the Virginia State Corporation Commission. As a result of the reorganization, WGL Holdings, Inc. will become a "public utility holding company" within the meaning of the federal Public Utility Holding Company Act of 1935 and will register with the Securities and Exchange Commission under that act.

CONDITIONS TO THE REORGANIZATION (SEE PAGE 31)

     Completion of the reorganization depends on meeting some conditions, including:

     (a) receipt of all required regulatory and third party approvals and consents on acceptable terms;

     (b) shareholder approval at the annual meeting;

     (c) approval to list the common stock of WGL Holdings, Inc. on the New York Stock Exchange;

     (d) the merger of Shenandoah Gas Company into Washington Gas Light Company; and

     (e) receipt of an acceptable opinion of counsel regarding the tax status of the merger and reorganization.

AMENDMENT OR TERMINATION OF THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (SEE PAGE 33)

     The boards of directors of Washington Gas Light Company, WGL Holdings, Inc. and Washington Gas Acquisition Co. may amend the terms of the Agreement and Plan of Merger and Reorganization at any time prior to its approval by Washington Gas Light Company shareholders. These boards of directors may amend these terms after shareholder approval if the amendment does not materially and adversely affect the rights of the shareholders of Washington Gas Light Company. If the Agreement and Plan of Merger and Reorganization is materially amended Washington Gas Light Company will recirculate the proxy statement and prospectus.

     If the Washington Gas Light Company board of directors determines that the merger and reorganization would be inadvisable, or not in the best interests of Washington Gas Light Company or its shareholders, it may terminate the agreement and abandon the reorganization at any time, even after shareholder approval.

PRESENT AND PROPOSED CORPORATE STRUCTURES (SEE PAGE 9)

     Present and proposed corporate structures are shown on the next page. WGL Holdings, Inc. will become the holding company. Shenandoah Gas Company, a current subsidiary of Washington Gas Light Company, will be merged into Washington Gas Light Company prior to the consummation of the merger and reorganization. All other current subsidiaries of Washington Gas Light Company will become direct subsidiaries or investments of WGL Holdings, Inc.

     Shenandoah Gas Company is a regulated natural gas distribution utility. Prior to July 1999, Shenandoah Gas Company operated utility operations in Virginia and West Virginia. In July 1999, Shenandoah Gas Company sold all of its utility operations in West Virginia. In order to maximize the efficiency of its utility operations in Virginia, Washington Gas Light Company has decided to merge Shenandoah Gas Company into Washington Gas Light Company, which has significant utility operations in Virginia. An application to merge Shenandoah Gas Company into Washington Gas Light Company was filed with the State Corporation Commission of Virginia on October 5, 1999. If Washington Gas Light Company did not merge Shenandoah Gas Company into it, Washington Gas Light Company would have had to apply to the Securities and Exchange Commission for approval to form a holding company.

THE PRESENT CORPORATE STRUCTURE

                      [CURRENT CORPORATE STRUCTURE CHART]

THE PROPOSED CORPORATE STRUCTURE

                      [PROPOSED CORPORATE STRUCTURE CHART]

                                  RISK FACTORS

     The following matters should be considered carefully in deciding whether to vote for the proposed holding company formation. In addition, please read the "Cautionary Statement Concerning Forward-Looking Statements" on page 5, as well as the other information contained in this proxy statement and prospectus.

DIVIDENDS PAID BY WGL HOLDINGS, INC. WILL AT LEAST INITIALLY DEPEND PRIMARILY ON DIVIDENDS PAID BY WASHINGTON GAS LIGHT COMPANY AND THE AMOUNT AND FREQUENCY OF DIVIDENDS, IF ANY, PAID BY EITHER OF THOSE COMPANIES CANNOT BE GUARANTEED.

     WGL Holdings, Inc. does not have any operations of its own to generate cash for dividends. Dividends paid by WGL Holdings, Inc. will depend initially upon dividends paid to it by Washington Gas Light Company, which will be its largest subsidiary. In the future, dividends may also be paid by other subsidiaries of WGL Holdings, Inc., which could be available for distribution to WGL Holdings, Inc. shareholders.

     We expect that the dividend rate of Washington Gas Light Company will be continued by WGL Holdings, Inc. However, as in the case of Washington Gas Light Company prior to the formation of WGL Holdings, Inc., the amount and frequency of dividends to be paid by WGL Holdings, Inc. cannot be guaranteed. This will depend on, among other things, the amount of dividends paid to it by the subsidiaries and the future financial condition and financial performance of those companies. Furthermore, any dividend payments by Washington Gas Light Company to WGL Holdings, Inc. will be subject to the rights of holders of outstanding shares of Washington Gas Light Company preferred stock.

WGL HOLDINGS, INC. MAY ISSUE PREFERRED STOCK IN THE FUTURE HAVING PREFERENTIAL DIVIDEND RIGHTS, WHICH COULD CONTAIN PROVISIONS THAT WOULD RESTRICT PAYMENTS OF DIVIDENDS TO HOLDERS OF WGL HOLDINGS, INC. COMMON STOCK.

     WGL Holdings, Inc. could issue preferred stock in the future which would have a preferential claim on earnings for payment of dividends. Washington Gas Light Company presently has the same power.

WGL HOLDINGS, INC. MAY INVEST IN UNREGULATED ACTIVITIES THAT MAY PROVE TO BE RISKIER THAN THE CURRENT ACTIVITIES OF WASHINGTON GAS LIGHT COMPANY WHICH COULD CAUSE LOSSES AND RESULT IN DECLINES IN WGL HOLDINGS, INC.'S STOCK PRICE.

     The holding company structure will allow greater opportunities for investments in unregulated businesses. We expect that WGL Holdings, Inc. will implement a strategy to become a more diversified energy company through investments in primarily energy-related activities. Many of these new investments will be in highly competitive markets which will likely involve greater investment risk than the regulated utility business. If losses are incurred in these activities, they will likely not be recoverable in utility rates and they could adversely affect the performance of the common stock of WGL Holdings, Inc.

VIRGINIA STATE LAW AND WGL HOLDINGS, INC.'S ARTICLES OF INCORPORATION AND BYLAWS WILL CONTAIN ANTI-TAKEOVER PROVISIONS WHICH COULD DISCOURAGE OR IMPEDE UNSOLICITED ATTEMPTS TO ACQUIRE CONTROL OF WGL HOLDINGS, INC. WITHOUT THE APPROVAL OF THE BOARD OF DIRECTORS.

     Provisions of Virginia law and WGL Holdings, Inc.'s articles of incorporation and bylaws could discourage transactions involving a future change of control of WGL Holdings, Inc. These provisions will include a fair price provision and advance notice requirements applicable to shareholder meetings and election of directors. WGL Holdings, Inc. directors will also have the power to issue additional shares of common stock which could discourage a takeover. These provisions are substantially similar to provisions contained in Washington Gas Light Company's articles of incorporation and bylaws. See a further discussion of these matters beginning on page 37.

                        THE ANNUAL SHAREHOLDERS MEETING

     This proxy statement and prospectus is furnished in connection with a solicitation of proxies by the board of directors of Washington Gas Light Company to be used at the annual meeting of shareholders of Washington Gas Light Company to be held on Friday, March 3, 2000 and at any adjournment thereof. The meeting will be held at the Kellogg Center at Gallaudet University, 800 Florida Avenue, N.E., Washington, D.C. 20002 at 10:00 a.m. If the enclosed proxy card is executed and returned, it will be voted in the manner directed, but if not otherwise marked, proxies will be voted "FOR" proposals (1), (2) and (3) and "AGAINST" proposal (4). The proxy may be revoked at any time by written notice delivered to the Corporate Secretary of Washington Gas Light Company, by execution of a later proxy card, to the extent that it has not been voted, or by voting in person at the annual meeting.

     Each holder of common and preferred stock is entitled to one vote for each share of the stock standing in the name of the holder on the records of Washington Gas Light Company at the close of business on January 13, 2000. Outstanding voting securities as of January 13, 2000, consisted of 46,465,890 shares of common stock and an aggregate of 283,002 shares of preferred stock. The matters to be voted upon at the annual meeting are described in this proxy statement and prospectus.

     As provided in Washington Gas Light Company's bylaws, a majority of the shares entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum for the meeting.

     - The reorganization proposal must be approved by the affirmative vote of
       (a) more than two-thirds of the shares of Washington Gas Light Company common stock, voting separately as a class, and (b) more than two-thirds of the shares of Washington Gas Light Company common and preferred stock voting together, as a single class, that are outstanding and entitled to vote at the annual meeting;

     - The nine director nominees receiving the greatest number of votes will be elected;

     - The proposal to ratify the appointment of independent public accountants and the shareholder proposal must receive the affirmative vote of a majority of the shares of Washington Gas Light Company common stock and preferred stock, voting together, present in person or represented by proxy and entitled to vote at the meeting;

     - Abstentions and broker non-votes will be counted in determining a quorum for the meeting;

     - Shares withheld and broker non-votes will have no effect on the election of directors;

     - Abstentions as to the approval of the reorganization proposal, ratification of the appointment of independent public accountants, and approval of the shareholder proposal will have the same effect as votes "against" these matters; and

     - Broker non-votes will have the same effect as votes "against" the reorganization proposal and will have no effect on the outcome of the votes on the ratification of the appointment of independent public accountants and approval of the shareholder proposal.

ADJOURNMENTS

     We currently expect to take votes and close the polls on all proposals on the scheduled date of the annual meeting. However, we may:

     - keep the polls open to facilitate additional proxy solicitation with regard to any or all proposals;

     - allow the inspectors of the election to count and report on the votes that have been cast after the polls have closed; and/or

     - close the polls with respect to one class of stock while leaving the polls open with respect to the other class of stock to permit further solicitation of proxies from that class.

     If any of the above occurs, we could propose one or more adjournments of the annual meeting. For any adjournment to be approved, the votes cast in favor of it must represent a majority of the total number of votes entitled to be cast by the holders of all classes of stock present at the meeting in person or by proxy, voting together as a single class.

     Proxies that we have solicited will be voted in favor of any adjournment that we propose but will not be considered a direction to vote for any adjournment proposed by anyone else. If any adjournment is properly proposed at the meeting on behalf of anyone else, the persons named as proxies, acting in that capacity, will have discretion to vote on the adjournment in accordance with their best judgment.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

At the annual meeting, nine directors are to be elected to hold office for the ensuing year.

     It is the intention of the persons named in the enclosed proxy card to vote such proxy for the election of the nominees named below, all of whom are now serving as directors, unless such authority is withheld. Washington Gas Light Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies received for that nominee will be voted for another nominee, or other nominees, to be selected by the board of directors.

[PHOTO]                              MICHAEL D. BARNES, age 56, is a partner in the Washington,
                                     D.C. law firm of Hogan & Hartson. Mr. Barnes was previously a partner in the law firm of Arent, Fox, Kintner, Plotkin &
                                     Kahn (1987-1993). Mr. Barnes was United States
                                     Representative from Maryland's 8th Congressional District
                                     from 1979 to 1987. He was Commissioner of the Maryland
                                     Public Service Commission and Vice Chairman of the
                                     Washington Metropolitan Area Transit Commission from 1975 to
                                     1978. Mr. Barnes is a graduate of the University of North
                                     Carolina and the George Washington University National Law
                                     Center, where he received his law degree with honors. Mr.
                                     Barnes is active in several civic and business groups,
                                     including the Center for National Policy, the University of
                                     Maryland Foundation, the International Human Rights Law
                                     Group, and the Council on Foreign Relations. Mr. Barnes has
                                     been a Director of Washington Gas Light Company since 1991 and serves as Chairman of the Governance Committee.

[PHOTO]                              FRED J. BRINKMAN, age 71, retired in 1991 as a Senior
                                     Partner with the firm of Arthur Andersen & Co., independent public accountants (Arthur Andersen & Co. is now Arthur
                                     Andersen LLP). From 1981-1989, Mr. Brinkman was Area
                                     Managing Partner for the Asia-Pacific Area and Managing
                                     Partner of the Washington, D.C. office of Arthur Andersen &
                                     Co. From 1989 to June 1991, at which time he retired, he was
                                     Senior Partner consulting on global initiatives of Arthur
                                     Andersen & Co. From 1991 to present, he has engaged in
                                     consulting. Mr. Brinkman is a member of several professional and civic organizations, including the American Institute of
                                     CPAs, the Boards of Directors of SHARE, Inc. and Special
                                     Olympics International. Mr. Brinkman also serves on the
                                     Board of Directors of Washington Mutual Investors Fund. Mr.
                                     Brinkman has been a Director of Washington Gas Light Company since 1992.

[PHOTO]                              DANIEL J. CALLAHAN, III, age 67, is Vice Chairman and
                                     Treasurer of The Morris and Gwendolyn Cafritz Foundation.
                                     Mr. Callahan retired in 1995 as Chairman and Chief Executive
                                     Officer of USLICO Corporation, an insurance holding company, a position he held since 1992. Mr. Callahan was previously
                                     Vice Chairman of American Security Bank (1991-1992) and
                                     served as President of MNC Financial Inc. (1987-1991) and
                                     Chairman of the Board and Chief Executive Officer of
                                     American Security Corporation and American Security Bank,
                                     N.A. from 1985-1991. Mr. Callahan also is a Director of
                                     Washington Mutual Investors Fund. Mr. Callahan is on the
                                     Atlantic Council, the Federal City Council and is a former
                                     Chairman of the Greater Washington Research Center. He has
                                     been a Director of Washington Gas Light Company since 1989 and serves as Chairman of the Human Resources Committee.

[PHOTO]                              ORLANDO W. DARDEN, age 69, is President of OWD Enterprises
                                     Inc, a real estate investment firm and is a partner in
                                     several real estate limited partnerships. He is a graduate of Howard University. Mr. Darden founded and was President and Chief Executive Officer of Community Federal Savings and
                                     Loan Association of Washington, D.C., from 1974 to 1981. He has served as Director of the Pennsylvania Avenue
                                     Development Corporation (PADC). He also was a trustee and
                                     Chairman of the Investment Committee of the District of
                                     Columbia Retirement Board. He is a member of the Board of
                                     Trustees of the Consortium of Universities of the Washington
                                     Metropolitan Area and he is also a member of The Greater
                                     Washington Board of Trade. He has been a Director of
                                     Washington Gas Light Company since 1979.

[PHOTO]                              JAMES H. DEGRAFFENREIDT, JR., age 46, is Chairman and Chief
                                     Executive Officer of Washington Gas Light Company. Mr.
                                     DeGraffenreidt joined Washington Gas Light Company in 1986 as managing attorney, and was promoted to senior managing
                                     attorney in 1988, and then Vice President of Rates and
                                     Regulatory Affairs in 1991. He was elected Senior Vice
                                     President in May 1993, President and Chief Operating Officer
                                     effective December 1, 1994 and President and Chief Executive
                                     Officer effective January 1, 1998. Mr. DeGraffenreidt was
                                     elected Chairman and Chief Executive Officer effective
                                     December 1, 1998. Prior to joining Washington Gas Light
                                     Company, Mr. DeGraffenreidt was a partner with a Washing-
                                     ton, D.C. law firm where he specialized in public utilities, telecommunications and public finance. Previous to that, he was assistant people's counsel in the Maryland Office of
                                     People's Counsel. Mr. DeGraffenreidt earned his Juris Doctor and Master of Business Administration degrees from Columbia
                                     University and his Bachelor of Arts degree from Yale
                                     College. He is admitted to the District of Columbia Bar and the Maryland Bar, and is a member of the Washington Bar
                                     Association and the National Bar Association. Mr.
                                     DeGraffenreidt also serves on numerous boards, including
                                     Harbor Bank, the American Gas Association, Institute of Gas
                                     Technology, District of Columbia Chamber of Commerce,
                                     Maryland Chamber of Commerce, Federal City Council, MedStar
                                     Health, the Greater Washington Board of Trade, Maryland
                                     Science Center, and The Walters Art Gallery. He has been a member of the Board of Directors of Washington Gas Light
                                     Company since 1994.

[PHOTO]                              MELVYN J. ESTRIN, age 57, is Chairman of the Board and Chief
                                     Executive Officer of Avatex Corp., involved in medical and beauty products investments. Mr. Estrin is also Chairman of the Board and Chief Executive Officer of Phar-Mor, Inc.,
                                     retail drug stores. He is also Chairman of the Board and
                                     Chief Executive Officer of Human Service Group, Inc.
                                     (trading as Estrin International) (1983-present) and is
                                     President and a director of HSG Acquisition Co. (1986-
                                     present), both of which are private management and
                                     investment firms. He served as Trustee of the University of
                                     Pennsylvania and is active with several charitable
                                     organizations, including serving as a Director of The
                                     National Council for the Performing Arts and the Endowment
                                     Board of the Kennedy Center. Mr. Estrin is a member of The
                                     Washington Board of Trade and The Economic Club of
                                     Washington. He is a former Commissioner of the National
                                     Capital Park and Planning Commission. Mr. Estrin is a
                                     graduate of the University of Pennsylvania's Wharton School of Finance. Mr. Estrin is a director of Avatex Corporation,
                                     Grandbanc, Inc., Carson, Inc., Phar-Mor Inc., iLife Systems,
                                     Inc., ChemLink, Inc., Global Household Brands, Presby, Inc.
                                     and is a managing partner of Centaur Partners, Inc. Mr.
                                     Estrin has been a Director of Washington Gas Light Company since 1991.

[PHOTO]                              PHILIP A. ODEEN, age 64, is Executive Vice President of TRW
                                     Inc., a technology, manufacturing and service company. Mr.
                                     Odeen has held this position since 1997. From 1992 to 1997,
                                     Mr. Odeen was President and Chief Executive Officer of BDM
                                     International, Inc., a firm providing technical services in the defense, communications and information technology
                                     areas. BDM was acquired by TRW in December 1997. Prior to
                                     that, he was Vice Chairman for Management Consulting
                                     Services at Coopers & Lybrand. Mr. Odeen is a graduate of
                                     the University of South Dakota (magna cum laude) and the
                                     University of Wisconsin (with honors). Mr. Odeen is a
                                     Director of The Reynolds and Reynolds Company, which is a
                                     technology company which assists other companies to manage information flows. He was Chairman of the National Defense
                                     Panel, which reviewed the Defense Department policies and
                                     procedures, and he serves as Chairman of the Virginia
                                     Business Council, an organization representing about 50 of the largest companies operating in Virginia. He has been a member of the Board of Directors of Washington Gas Light
                                     Company since February 1999.

[PHOTO]                              JOSEPH M. SCHEPIS, age 46, is President and Chief Operating
                                     Officer of Washington Gas Light Company. Mr. Schepis joined
                                     Washington Gas Light Company in 1978. After holding various positions in Washington Gas Light Company's Finance and
                                     Marketing departments, he was elected Treasurer in 1986,
                                     Vice President of Rates and Regulatory Affairs in 1993,
                                     Chief Financial Officer in 1994 and Senior Vice President
                                     for Customer Services in 1996. In January 1998, he was
                                     elected Executive Vice President and Chief Operating Officer and then was elected President and Chief Operating Officer effective December 1, 1998. Mr. Schepis is a graduate of
                                     Georgetown University and George Washington University. Mr.
                                     Schepis is a member of the Greater Washington Board of Trade and is also on the Board of Trustees of the Lab School of
                                     Washington, D.C. He has been a member of the Board of
                                     Directors of Washington Gas Light Company since December
                                     1998.

[PHOTO]                              KAREN HASTIE WILLIAMS, age 55, is a Partner with the
                                     Washington, D.C. law firm of Crowell & Moring, where she
                                     specializes in public contract law. Prior to joining Crowell
                                     & Moring, Ms. Williams served as Administrator for the
                                     Office of Federal Procurement Policy at the Office of
                                     Management and Budget (1980-81) and she was Chief Counsel of
                                     the Senate Committee on the Budget (1977-1980). Ms. Williams
                                     is a member of many professional and civic organizations,
                                     including serving as Chair of the American Bar Association
                                     Section of Public Contract Law (from 1992-1993). Ms.
                                     Williams is a Director of Crestar Financial Services
                                     Corporation, the Federal National Mortgage Association,
                                     Continental Airlines Company and Gannett Co. Ms. Williams
                                     has been a director of Washington Gas Light Company since
                                     1992 and serves as Chair of the Audit Review Committee.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
(Information on Committee Membership is as of January 13, 2000.)

     The board of directors has established four standing committees:

     The Executive Committee members are: James H. DeGraffenreidt, Jr. (Chairman), Michael D. Barnes, Daniel J. Callahan, III, Joseph M. Schepis and Karen Hastie Williams. There are three alternate members: Fred J. Brinkman, Orlando W. Darden and Melvyn J. Estrin. This committee may exercise all of the authority of the board of directors when the board is not in session. This committee met one time during the fiscal year which ended September 30, 1999.

     The Audit Review Committee members are: Karen Hastie Williams (Chair), Fred J. Brinkman, Daniel J. Callahan, III, and Orlando W. Darden. Functions of the audit review committee include recommending the independent public accountants to be engaged by Washington Gas Light Company, reviewing with the independent public accountants the financial statements and their accompanying report and reviewing Washington Gas Light Company's system of internal controls and the adequacy of the internal audit program. This committee held five meetings during fiscal year 1999.

     The Governance Committee members are:  Michael D. Barnes (Chairman), Philip
A. Odeen, and Karen Hastie Williams. Functions of the governance committee include maintaining a roster of persons for consideration as members of the board of directors and recommending procedures for filling vacancies on the board of directors. The governance committee will consider nominees recommended by shareholders; the name and resume of each nominee should be sent to the chairman of the governance committee. This committee held four meetings during fiscal year 1999.

     The Human Resources Committee members are: Daniel J. Callahan, III (Chairman), Fred J. Brinkman and Melvyn J. Estrin. The human resources committee considers compensation and benefits for directors and officers of Washington Gas Light Company and succession planning matters. There were seven meetings of this committee during fiscal year 1999.

     The board of directors held eight meetings during fiscal year 1999.

NON-EMPLOYEE DIRECTOR COMPENSATION

     Directors who are not employees of Washington Gas Light Company are paid $1,000 per meeting of the board, committee of the board, and shareholders meetings which they attend. Directors are also paid a retainer of $10,000 per year and issued 800 shares of common stock of Washington Gas Light Company. A retirement plan for outside directors adopted in 1995 was terminated by the board effective January 1, 1998, subject to vesting of benefits earned by the directors as of that date.

BUSINESS RELATIONSHIPS WITH ASSOCIATES OF DIRECTORS

     The law firm of Crowell & Moring, with which Ms. Williams is a partner, and the law firm of Hogan and Hartson, with which Mr. Barnes is a partner, performed legal services for Washington Gas Light Company during fiscal year 1999.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership information as of January 13, 2000, regarding Washington Gas Light Company's outstanding equity securities by each director, each nominee for election as a director, the executive officers named in the summary compensation table in this proxy statement and prospectus, and all directors, nominees and executive officers as a group.

                                                                     AMOUNT AND NATURE   PERCENT
                                                                       OF BENEFICIAL       OF
          TITLE OF CLASS               NAME OF BENEFICIAL OWNER         OWNERSHIP*        CLASS
-----------------------------------  -----------------------------   -----------------   -------
Common Stock.......................  Michael D. Barnes............          3,906          **
Common Stock.......................  Fred J. Brinkman.............          4,650          **
Common Stock.......................  Daniel J. Callahan, III......          8,656          **
Common Stock.......................  Orlando W. Darden............          1,230          **
Common Stock.......................  James H. DeGraffenreidt,              35,779          **
                                     Jr...........................
Common Stock.......................  Melvyn J. Estrin.............         10,506          **
Common Stock.......................  John K. Keane, Jr............         18,456          **
Common Stock.......................  Frederic M. Kline............         12,175          **
Common Stock.......................  Philip A. Odeen..............          2,600          **
Common Stock.......................  Joseph M. Schepis............         31,424          **
Common Stock.......................  James B. White...............          6,751          **
Common Stock.......................  Karen Hastie Williams........          3,224          **
All directors and executive
  officers as a group:
Common Stock......................................................        187,692          **

---------------
 * All shares are directly owned by persons shown in this table except the following shares which are owned indirectly: (a) 12,942 shares are held by executive officers in the Washington Gas Light Company's Savings Plan for Management Employees, and (b) 2,000 shares are owned by Mr. Callahan's wife, and Mr. Callahan disclaims beneficial ownership of those shares.

** Less than 1% of class outstanding.

                             EXECUTIVE COMPENSATION

     The table that follows presents information about compensation for Washington Gas Light Company's Chief Executive Officer and the four other most highly compensated executive officers. It includes all compensation awarded to, earned by or paid to the named executive officers for each of the last three fiscal years.

     The amounts shown in the column titled "Other Annual Compensation" represent taxes paid by Washington Gas Light Company on behalf of the named executive officer relating to group term life insurance coverage with benefits exceeding $50,000 in each listed fiscal year. The amounts shown in the column titled "All Other Compensation" represent Washington Gas Light Company's matching contributions to Washington Gas Light Company's savings plan for management employees during the each of the listed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                  ANNUAL COMPENSATION                 AWARDS
                                         -------------------------------------   ----------------
           NAME AND             FISCAL                          OTHER ANNUAL     RESTRICTED STOCK      ALL OTHER
      PRINCIPAL POSITION         YEAR     SALARY     BONUS      COMPENSATION        AWARDS(1)        COMPENSATION
------------------------------  ------   --------   --------   ---------------   ----------------   ---------------
James H. DeGraffenreidt,
Jr. ..........................   1999    $415,000   $      0       $2,643            $      0           $6,277
  Chairman and                   1998     351,250    255,000        1,550             327,750(2)         6,400
  Chief Executive Officer        1997     295,000    265,000        1,550                   0            6,300
Joseph M. Schepis.............   1999     280,000          0          374                   0            6,277
  President and Chief            1998     232,500    150,000        1,040             163,875(2)         6,400
  Operating Officer              1997     195,000    160,000          983                   0            6,300
Frederic M. Kline.............   1999     202,000          0        1,191                   0            6,277
  Vice President and Chief       1998     180,000    110,000        1,081                   0            6,400
  Financial Officer              1997     165,000    130,000          936                   0            6,325
John K. Keane, Jr. ...........   1999     180,000          0        3,040                   0            6,277
  Senior Vice President and      1998     180,000     90,000        1,823                   0            6,133
  General Counsel                1997     170,000    110,000        1,710                   0            6,175
James B. White................   1999     160,000          0          777                   0            6,277
  Vice President                 1998     155,000     65,000          720                   0            6,200
                                 1997     145,000     80,000          356                   0            5,800

---------------
(1) The number and value of the aggregate restricted stock holdings at the end of fiscal year 1999 for each named executive officer were as follows:

                    NAME                      SHARES    VALUE
                    ----                      ------    -----
James H. DeGraffenreidt, Jr. ...............  25,200   $638,550
Joseph M. Schepis...........................  12,700    344,488
Frederic M. Kline...........................   3,200     86,800
John K. Keane, Jr. .........................   4,200    113,925
James B. White..............................   2,200     59,675

(2) Restricted stock awards are reported at the aggregate market value on the date of the grant. The number of restricted shares granted in fiscal year 1998 to Messrs. DeGraffenreidt and Schepis was 12,000 and 6,000 shares, respectively. The shares were granted on January 1, 1998 and vest at the rate of 20% each year for five years beginning January 1, 1999. The market value on the grant date was $27.3125 per share. The vesting schedule may accelerate in connection with a change of control as defined in Washington Gas Light Company's Long-Term Incentive Compensation Plan. Dividends are paid on restricted shares from the effective date of the awards.

     Washington Gas Light Company maintains a trusteed, noncontributory pension plan covering all active employees and vested former employees of Washington Gas Light Company and its utility subsidiaries. Executive officers also participate in a Supplemental Executive Retirement Plan. Upon normal retirement (age 65), each eligible participant is entitled under the supplemental executive retirement plan to an annual benefit that is based on both years of benefit service (up to a maximum of 30 years) and the average of the participant's highest rates of annual basic compensation, including any short-term incentive awards paid or deferred under the Executive Incentive Compensation Plan and the 1999 Incentive Compensation Plan, or any successor plan, on December 31 of the three years out of the final five years of the participant's service as a participant. Participants may elect to have a portion of their Supplemental Executive Retirement Plan benefit paid in the form of a lump sum.

     The following table shows the estimated annual single life benefits payable under the pension plan and Supplemental Executive Retirement Plan upon normal retirement (age 65) to executive officers in various salary and years-of-service classifications:

                   FINAL                        YEARS OF BENEFIT SERVICE
                  AVERAGE                    ------------------------------
               COMPENSATION                     10         20         30
-------------------------------------------  --------   --------   --------
$200,000...................................  $ 40,000   $ 80,000   $120,000
 400,000...................................    80,000    160,000    240,000
 600,000...................................   120,000    240,000    360,000
 700,000...................................   140,000    280,000    420,000

     Each of the five executive officers named above in the summary compensation table has 30 years of benefit service except Messrs. DeGraffenreidt and White, who have 21 and 28 years of benefit service, respectively. Benefits shown in the above table are not subject to reductions for social security.

EMPLOYMENT AGREEMENTS

     During fiscal year 1999, Washington Gas Light Company entered into employment agreements with Messrs. DeGraffenreidt, Schepis, Kline, Keane and White. The agreements with these officers will be effective during the period of one year prior to, and two years following, a change of control of Washington Gas Light Company. A change of control is generally defined in these agreements as one of the following:

     - acquisition of 30% or more of Washington Gas Light Company's voting stock;

     - a change in the majority of Washington Gas Light Company's board of directors; and

     - a merger, reorganization, consolidation or sale of all or substantially all of Washington Gas Light Company's assets.

     The merger and reorganization discussed in this proxy statement and prospectus will not constitute a change of control under the employment agreements.

     From the change of control to its second anniversary, the executive's position, duties and responsibilities must be commensurate with the most significant of those held, exercised and assigned at the time during the 120-day period immediately preceding the change of control. The executive agrees to devote reasonable attention and time necessary to the business affairs of the company.

     During the one year prior and two years following a change of control the executive is entitled to base salary, annual incentives, savings and retirement plans, welfare benefit plans, expenses, fringe benefits, office and vacation, consistent with those in place prior to the change of control or available after the change of control if more beneficial.

     Base salary is defined as an amount equal to twelve times the highest monthly base salary paid or payable during the 12-month period immediately preceding the change of control. The annual incentive is an amount at least equal to that available to peer executives of Washington Gas Light Company and its affiliated companies.

     With respect to Messrs. DeGraffenreidt, Schepis, Kline and Keane, if the executive is terminated during the effective period for reasons other than cause, or if the executive resigns for good reason, the executive is entitled to severance pay equal to three times the sum of the executive's annual base salary, plus the highest of the executive's annual incentive actually earned for the last three full fiscal years. Also the executive is entitled to an extension of other employment benefits for three years. Mr. White is entitled to the same benefit, except that the severance payment is two times the sum of the executive's annual base salary, plus the highest of the executive's annual incentive actually earned for the last three full fiscal years. The extension of other employment benefits for Mr. White is for two years. Payments under these agreements may be increased for any excise taxes payable under the Internal Revenue Code.

     "Good reason" is defined differently in these agreements based on the position the named officer holds. The term includes one or more of the following provisions:

        (1) the assignment to the executive of any duties inconsistent in any material respect with the executive's position;

        (2) any failure by Washington Gas Light Company to comply with any of the general employment provisions of the agreement;

        (3) if there is a change of control, merger, acquisition or other similar affiliation with another entity, and the executive does not continue in the position of Chief Executive Officer of the most senior resulting entity;

        (4) if there is a change of control, merger, acquisition or other similar affiliation with another entity, and the executive does not continue in his or her existing position or a more senior position of the most senior resulting entity;

        (5) failure by Washington Gas Light Company to reimburse the executive for expenses related to a required relocation;

        (6) any required relocation of the executive more than thirty five miles from Washington, D.C.;

        (7) any purported termination by Washington Gas Light Company of the executive's employment; or

        (8) any failure by Washington Gas Light Company or any successor to comply with and satisfy the agreement.

     Following is a summary of the contract provisions indicated above that are contained in each named executive's employment agreement:

                                                    APPLICABLE
                    EXECUTIVE                       PROVISIONS
                    ---------                      -------------
James H. DeGraffenreidt, Jr. ....................  1,2,3,5,6,7,8
Joseph M. Schepis................................  1,2,4,5,6,7,8
Frederic M. Kline................................  1,2,4,5,6,7,8
John K. Keane, Jr. ..............................  1,2,4,5,6,7,8
James B. White...................................  1,2,5,6,7,8

OPTION GRANTS

     The following table provides information regarding the number and terms of stock options granted to the named executive officers during the fiscal year ended September 30, 1999. Washington Gas Light Company utilized the Black-Scholes option pricing model to develop the theoretical values set forth under the "Grant Date Present Value" column. An officer realizes value from a stock option only to the extent that the price of Washington Gas Light Company common stock on the exercise date exceeds the price of the stock on the grant date. Consequently, there is no assurance that the value realized by an officer will be at or near the value estimated below. Those amounts should not be used to predict stock performance.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                    % OF TOTAL
                                                     OPTIONS
                                       NUMBER OF    GRANTED TO
                                       SECURITIES   EMPLOYEES
                                       UNDERLYING       IN       EXERCISE OR                 GRANT DATE
                                        OPTIONS       FISCAL     BASE PRICE    EXPIRATION   PRESENT VALUE
                NAME                   GRANTED(1)      YEAR       ($/SH)(2)       DATE         ($)(3)
                ----                   ----------   ----------   -----------   ----------   -------------
James H. DeGraffenreidt, Jr. ........    25,895       26.03%       $22.625      03/31/09       $99,600
Joseph M. Schepis....................    14,560       14.64         22.625      03/31/09        56,000
Frederic M. Kline....................     7,353        7.39         22.625      03/31/09        28,280
John K. Keane, Jr....................     6,552        6.59         22.625      03/31/09        25,200
James B. White.......................     5,824        5.86         22.625      03/31/09        22,400

---------------
(1) Options were granted to the named executive officers under the 1999 Incentive Compensation Plan at prices equal to the fair market value on the date of grant. These are nonqualified stock options that become exercisable three years after the date of grant. These options are subject to early termination upon the occurrence of events related to termination of employment. All options immediately become exercisable in the event of a change in control.

(2) The exercise price of options may be paid in cash, by delivery of already-owned shares of common stock of Washington Gas Light Company or by any other method approved by the Human Resources Committee, which administers the 1999 Incentive Compensation Plan. The Human Resources Committee could grant a "reload option" to the optionee. A reload option is an option granted to an employee for the same number of shares as is exchanged in payment of the exercise price and is subject to all of the same terms and conditions as the original option except for the exercise price which is determined on the basis of the fair market value of the common stock of Washington Gas Light Company on the date the reload option is granted. One or more successive reload options could be granted by the Human Resources Committee.

(3) This represents the estimated present value of stock options, measured at the date of grant using the Black-Scholes Warrant Valuation Call Option Model. Unless otherwise noted with respect to specific option grants in the following paragraphs, this model assumes no dilutive effects.

     The following underlying assumptions were used in developing the grant valuations:

     - an exercise price equal to the fair market value on the date of grant;

     - expected volatility of 24%;

     - an annual risk free rate of return (represents the yield of Treasury notes during the month of the grant with a maturity date corresponding to the contractual term of the option) of 6.3%;

     - an annual dividend yield as of the date of grant of 4.8%; and

     - a contractual exercise period for options granted of three years.

LONG-TERM INCENTIVE PLANS -- PERFORMANCE SHARE AWARDS

     The following table provides information regarding the number and terms of performance shares awarded to the named executive officers during the fiscal year ended September 30, 1999 under the 1999 Incentive Compensation Plan. The targeted awards are based on an economic value of between 10.5% and 30.0% of the executive's base salary. The awards ultimately earned vary based on Washington Gas Light Company's total shareholder return relative to a peer group. Median performance relative to the peer group earns awards at the targeted level. The maximum that can be earned is 200 percent of the targeted level of shares. The minimum that the executives can earn is zero shares. The performance period is generally three years. However, awards made during fiscal year 1999 were for performance periods of 18 and 30 months.

               PERFORMANCE SHARES AWARDED IN THE LAST FISCAL YEAR

                                                                               ESTIMATED FUTURE
                                                                                PAYOUTS UNDER
                                                                         NON-STOCK PRICE-BASED PLANS
                                  NUMBER OF          PERFORMANCE OR      ----------------------------
                               SHARES, UNITS OR    OTHER PERIOD UNTIL
            NAME                 OTHER RIGHTS     MATURATION OR PAYOUT   THRESHOLD   TARGET   MAXIMUM
            ----               ----------------   --------------------   ---------   ------   -------
James H. DeGraffenreidt,            7,784         September 30, 2001        --       7,784    15,568
Jr. .........................       4,114         September 30, 2000        --       4,114     8,228
Joseph M. Schepis............       4,377         September 30, 2001        --       4,377     8,754
                                    2,313         September 30, 2000        --       2,313     4,626
Frederic M. Kline............       2,210         September 30, 2001        --       2,210     4,420
                                    1,168         September 30, 2000        --       1,168     2,336
John K. Keane, Jr. ..........       1,970         September 30, 2001        --       1,970     3,940
                                    1,041         September 30, 2000        --       1,041     2,082
James B. White...............       1,751         September 30, 2001        --       1,751     3,502
                                      925         September 30, 2000        --         925     1,850

                    REPORT OF THE HUMAN RESOURCES COMMITTEE

     The Human Resources Committee of the board of directors has responsibility for recommending levels of executive compensation for consideration by Washington Gas Light Company's board of directors. The objective of the executive compensation program is to provide remuneration which fairly reflects corporate performance and achievements and responsibilities of each officer. Executive compensation is also intended to provide rewards and incentives for achievement of long-term growth in shareholder value and to attract and retain experienced corporate executives.

ELEMENTS OF EXECUTIVE COMPENSATION

     The committee's philosophy is that total compensation for each of Washington Gas Light Company's officers should be competitive with executives with similar experience and responsibility. This compensation should also reflect the individual performance of each officer as well as corporate performance.

     To accomplish these objectives, each officer's compensation is composed of base salary and elements of short-term and long-term incentive compensation. Short-term incentive compensation is "at risk," in that payment of any of this compensation depends upon performance of the individual officer and performance of Washington Gas Light Company as a whole. Long-term incentive compensation is also "at risk" in that it relates directly to the performance of Washington Gas Light Company's common stock.

     Total compensation opportunities at target levels are set at the size-adjusted median of the utilities market. General industry data is also reviewed, but to date has not impacted the determination of market levels.

     Companies forming the utilities market are, to the extent possible, gas and electric and gas utilities that are similar to Washington Gas Light Company in business and revenues size. This is not the same group of companies used in the performance graph shown on page 26.

     The committee has retained an independent executive compensation consultant to review Washington Gas Light Company's executive compensation practices and policies. The independent advisor conducts an annual study of Washington Gas Light Company's executive compensation practices and policies to determine their reasonableness and competitiveness in the relevant market. The committee meets with the independent advisor during the year to review all elements of Washington Gas Light Company's executive compensation plans.

     The following is a description of the elements of each officer's compensation:

     Base Salary: The committee intends base salary levels of officers to be set at a level approximately equal to 90% of utility market levels for officers of similar experience and responsibility. This approach was taken to place base salaries below overall market rates, and to leave the opportunity for each officer to meet or exceed market compensation through incentive pay. This continuing practice is designed to encourage higher levels of performance by the officers. It is seen by the committee as a way to align the interests of the officers of Washington Gas Light Company more closely with the interests of the shareholders.

     To determine competitive compensation levels, management of Washington Gas Light Company obtains data on executive compensation paid by other utility and non-utility companies. Based on that information and in consideration of each officer's responsibility and performance, the chairman and chief executive officer of Washington Gas Light Company makes specific recommendations for salary adjustments for all officers except himself. The committee reviews these recommendations in consultation with the independent advisor retained by the committee. Based on this consultation and the data on industry compensation levels, the committee makes a final recommendation to the full board of directors as to all officers, including the chairman and chief executive officer (whose compensation is described further below).

     Short-Term Incentive Compensation: Short-term incentive pay opportunities are set so that, when target awards are combined with base salaries at 90% of market, total cash compensation is at market.

     For fiscal year 1999, any short-term incentive compensation for officers would have been earned under Washington Gas Light Company's Executive Incentive Compensation Plan. Payments could have only been made under the Executive Incentive Compensation Plan if Washington Gas Light Company's rate of return on common stock equity exceeded a threshold amount predetermined by the board of directors. For fiscal year 1999, that threshold was an 11% rate of return on common equity. Since Washington Gas Light Company earned a rate of return on common equity of less than that threshold, individual awards for 1999 were not paid under the Executive Incentive Compensation Plan. For fiscal years beginning with fiscal year 2000, short term incentive compensation will not be awarded under the Executive Incentive Compensation Plan, but will be awarded under terms of Washington Gas Light Company's 1999 Incentive Compensation Plan, as described further below. This plan was approved by shareholders at the 1999 Annual Meeting.

     The committee determines individual awards under the 1999 Incentive Compensation Plan annually. If the rate of return on common equity threshold and any other criteria are met for payments under the 1999 Incentive Compensation Plan, the Chairman and Chief Executive Officer will make recommendations to the committee for awards for each officer except himself. These recommendations include evaluation of the following factors applicable to the corporation and each of the officers:

     For the corporation:

        - return on equity;

        - earnings before income tax;

        - operation and maintenance cost per customer;

        - customer loyalty; and

        - operational effectiveness.

     For the officers:

        - success in meeting established corporate and departmental goals;

        - managing resources within established departmental budgets;

        - effectiveness in areas of leadership, planning and teamwork;

        - peer evaluations; and

        - comparison to incentive compensation in the natural gas distribution and other industries, based on data supplied by the outside study of executive compensation.

     The committee considers the amount and basis for these recommendations in consultation with its independent advisor.

     Payouts under the 1999 Incentive Compensation Plan will be higher or lower than target depending on both corporate and individual performance. Payouts may range from 0% to 225% of target.

     Long-Term Incentive Compensation, the 1999 Incentive Compensation
Plan: The 1999 Incentive Compensation Plan replaced Washington Gas Light Company's Long-Term Incentive Compensation Plan, which expired by its terms on June 27, 1999. Outstanding grants under the Long-Term Incentive Compensation Plan will remain outstanding and will vest according to the terms of those grants. For fiscal year 2000 and future years, long-term incentive compensation awards will be made by the committee under terms and conditions of the 1999 Incentive Compensation Plan.

     The 1999 Incentive Compensation Plan is intended to provide key personnel of Washington Gas Light Company with additional incentives by increasing their interests in Washington Gas Light Company and its success. The 1999 Incentive Compensation Plan promotes achievement of long-term growth of Washington Gas Light Company by assisting in the recruiting and retention of key employees, including the officers. Under the 1999 Incentive Compensation Plan, there may be awards of stock options, restricted stock, stock appreciation rights, performance shares, bonus stock, other awards based on the value of Washington Gas Light Company's common stock, dividend units, and cash incentives. As noted previously, short-term incentives may also be granted under the 1999 Incentive Compensation Plan. The committee is the Administrator of the 1999 Incentive Compensation Plan and has the authority to grant awards under it.

     In accordance with terms of the 1999 Incentive Compensation Plan, the committee has granted long-term compensation awards in the form of stock options and performance shares. The size of these grants was set to approximate the size-adjusted median of the utility market.

The exercise price of stock options is the fair market value of Washington Gas Light Company's common stock on the date of grant. The stock options vest on the third anniversary of the grant and expire on the tenth anniversary of the grant. For fiscal year 1999 awards, performance shares vest on the 18- and 30-month anniversary of the date of grant and are earned only if Washington Gas Light Company achieves minimum total shareholder return levels as compared to a peer group of companies.

            COMPENSATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     Mr. DeGraffenreidt served as President and Chief Executive Officer until December 1, 1998, when he was elected Chairman and Chief Executive Officer. Mr. DeGraffenreidt's base salary was set at a level of approximately 90% of the relevant market for positions of similar responsibilities. In accordance with the incentive compensation plan, described above, since the threshold rate of return on common equity target for the year was not achieved, no short-term incentive payment was paid to Mr. DeGraffenreidt for fiscal year 1999.

     Long-term incentive awards in the form of stock options and performance shares were granted to Mr. DeGraffenreidt and to other Washington Gas Light Company officers during fiscal year 1999 under terms of the 1999 Incentive Compensation Plan. These grants were at competitive levels based on a market study conducted by the committee's independent advisor. The shares awarded to Mr. DeGraffenreidt are shown in the Executive Compensation section of this proxy statement and prospectus. As for other executives, the size of these grants was set so as to approximate the size-adjusted median of the utility market. As described above, these stock option awards under the 1999 Incentive Compensation Plan vest in three years and expire on the tenth anniversary of the date of grant. The exercise price of the stock options is the fair market value of the shares on the date of grant. Performance shares granted in fiscal year 1999 vest after 18 and 30 months. Performance shares are earned only if Washington Gas Light Company achieves minimum total shareholder return levels compared to a group of peer companies.

DEDUCTIBILITY OF COMPENSATION

     Under Section 162(m) of the Internal Revenue Code, Washington Gas Light Company may not deduct compensation in excess of $1 million paid to Washington Gas Light Company's Chief Executive Officer and to the other four highest compensated executive officers unless it meets specific criteria for performance-based compensation. As discussed in this report, the committee intends to provide compensation that is both market and performance based. Awards under the 1999 Incentive Compensation Plan are performance-based awards and are intended to meet the Section 162(m) performance based plan requirements. Washington Gas Light Company's compensation program is designed to achieve full tax deductibility. However, we reserve the right to approve non-deductible compensation if we believe it is in Washington Gas Light Company's best interests. All compensation paid for fiscal year 1999 was fully deductible by Washington Gas Light Company for federal income tax purposes.

HUMAN RESOURCES COMMITTEE
Daniel J. Callahan, III (Chairman)
Fred J. Brinkman
Melvyn J. Estrin

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly cumulative total shareholder return on Washington Gas Light Company's common stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Dow Jones Utility Average for the period of five years commencing September 30, 1994, and ended September 30, 1999.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS*
[CURRENT CORPORATE STRUCTURE CHART]

                                                  WASHINGTON GAS LIGHT                                      DOW JONES UTILITY
                                                         COMPANY              STANDARD & POOR'S 500              AVERAGE
                                                  --------------------        ---------------------         -----------------
1994                                                     100.00                      100.00                      100.00
1995                                                     117.73                      129.74                      126.29
1996                                                     137.59                      156.13                      135.56
1997                                                     168.33                      219.27                      156.50
1998                                                     190.33                      239.11                      209.54
1999                                                     195.52                      305.61                      211.28

* Assumes reinvestment of dividends daily for Standard & Poor's 500, quarterly for the Dow Jones Utility Average and Washington Gas Light Company. This calculation is based on $100 invested on September 30, 1994.

                                   PROPOSAL 2

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The board of directors recommends that the shareholders ratify the appointment of Arthur Andersen LLP, independent public accountants, to audit the books, records and accounts of Washington Gas Light Company for fiscal year 2000. The appointment was made upon the recommendation of the audit review committee, which is composed of directors who are not officers or otherwise employees of Washington Gas Light Company. This firm has been similarly employed by Washington Gas Light Company since 1949. Representatives of Arthur Andersen LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

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

                                   PROPOSAL 3

                 REORGANIZATION OF WASHINGTON GAS LIGHT COMPANY

GENERAL

     The board of directors of Washington Gas Light Company unanimously believes that it is in the best interests of Washington Gas Light Company and its shareholders to reorganize Washington Gas Light Company. In the reorganization:

     - Washington Gas Light Company will become a separate subsidiary of a new parent holding company, WGL Holdings, Inc.;

     - the present holders of Washington Gas Light Company common stock will hold the common stock of WGL Holdings, Inc.;

     - Hampshire Gas Company, Washington Gas Resources Corp., Crab Run Gas Company and Primary Investors, LLC. which are presently subsidiaries or investments of Washington Gas Light Company, also will become subsidiaries or investments of WGL Holdings, Inc.; and

     - all other subsidiaries will remain as they were prior to the reorganization.

     To carry out the reorganization, Washington Gas Light Company has incorporated two Virginia corporations, WGL Holdings, Inc., and Washington Gas Acquisition Co. Each of these corporations has a nominal amount of stock outstanding and no present business or properties of its own. All of the currently outstanding shares of WGL Holdings, Inc. common stock, are owned by Washington Gas Light Company, and all of the currently outstanding shares of Washington Gas Acquisition Co., are owned by WGL Holdings, Inc.

     Washington Gas Acquisition Co. will merge into Washington Gas Light Company, which will be the surviving company. Washington Gas Light Company will become a subsidiary of WGL Holdings, Inc. The outstanding shares of Washington Gas Light Company common stock will be converted into shares of WGL Holdings, Inc. common stock. Washington Gas Light Company shareholders will receive full and fractional shares of WGL Holdings, Inc. common stock equal to and in exchange for the number of full and fractional shares of Washington Gas Light Company common stock held at the effective time of the merger.

     After the merger, the existing subsidiaries or investments of Washington Gas Light Company will be transferred to WGL Holdings, Inc. and will become subsidiaries or investments of WGL Holdings, Inc.

REASONS FOR THE REORGANIZATION

     The primary purpose of the reorganization is to establish the optimal corporate structure to respond to increased competition in the natural gas industry.

     As a result of the significant changes that the utility industry in general and the natural gas distribution business specifically are experiencing, Washington Gas Light Company is proposing a reorganization that will allow it to take advantage of the opportunities that have and will continue to present themselves in the relatively near future. The proposed reorganization will allow for clearly defined utility operations that reinforce the financial strength of the regulated utility. Components of the utility business have the potential to be unbundled from the regulated utility business. The prospects for those businesses to succeed as independent businesses and to realize maximum value for shareholders will be greater under a holding company structure than under the current structure. Separate nonutility businesses will be able to operate independently from the utility in competitive markets without the historical regulatory encum-

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

brances imposed on the utility. Financing flexibility of the businesses in which Washington Gas Light Company and subsidiaries currently operate will be enhanced under a holding company structure.

     Deregulation and increased competition have led to significant changes in the energy industry. As a regulated natural gas distribution company, Washington Gas Light Company has traditionally provided a "bundled" service to its customers, including two primary functions: (1) the merchant function (i.e., natural gas acquisition and retail sales), and (2) the core utility, or delivery function. As the industry has changed, we have changed our view of these functions.

     Historically, we have bought natural gas for our customers from producers, and have had it delivered to the entrance point of our distribution system by interstate pipeline companies. Subject to regulatory prudence reviews, we have passed the costs paid to the producers and the interstate pipelines directly through to our customers, generally without our having any opportunity for profit or any risk of loss.

     The merchant function is the industry segment currently experiencing the greatest change. These changes offer customers in many jurisdictions, including those in which we operate, the opportunity to purchase their natural gas from unregulated marketers as well as from their regulated local distribution company. These unregulated marketers compete for these sales and have the opportunity to make a profit or incur a loss from them. One of Washington Gas Light Company's subsidiaries, Washington Gas Energy Services, Inc., is an unregulated energy marketer. Ultimately, we expect our regulated local distribution company to play a much smaller role in the merchant function. Our distribution company may ultimately exit the merchant function as more customers buy natural gas from unregulated energy marketers.

     Through the construction of our distribution system, we have committed over 90% of our assets to the delivery of natural gas to our customers. The core utility function currently includes the infrastructure needed to provide customer services including reading meters, preparing bills, and answering telephones. Historically, local regulatory commissions have allowed Washington Gas Light Company an opportunity to earn a fair rate of return on the capital invested in its distribution system and to recover reasonable operating expenses.

     Even after forming a holding company, we expect the profile of our regulated distribution business to remain substantially the same. We plan to continue to construct, operate and maintain our natural gas distribution system, enhance the efficiency of our operations, add customers profitably, and compete against electricity and oil. Unbundling the merchant function from the operations of the regulated distribution company is not expected to affect the potential profitability of the traditional regulated utility operations. However, Washington Gas Light Company may be able to create greater value for its shareholders by further separating the previously discussed merchant function into an unregulated subsidiary that reports to a holding company.

     Like retail gas sales service, customer service functions currently performed by the regulated utility may become available to customers on a competitive basis from other service providers. As some of these customer services become "unbundled" from the utility service, they may be offered through unregulated subsidiaries that will have to compete for customers. The holding company structure will allow these entities to operate with greater flexibility and autonomy than if they were part of the existing corporate structure, thus increasing the value of components that are currently part of the regulated utility.

     Existing regulations in Virginia and Maryland require us to define the nature and methods used to allocate expenses and to transfer assets between companies. The Virginia State Corporation Commission requires that Washington Gas Light Company use asymmetrical pricing for transactions among affiliates. Under an asymmetrical pricing concept, when services are provided by the utility to the unregulated subsidiary, the expenses are transferred at the higher of

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

cost or market. When services are acquired by the utility from the unregulated subsidiary, the expenses are allocated at the lower of cost or market. Over time, these regulations are subject to change.

     At the present time, our unregulated activities include: (1) selling natural gas in competition with unregulated marketing companies; (2) providing residential and commercial energy services by designing, renovating, installing, selling and repairing heating, ventilating and air conditioning systems; and (3) financing gas appliances and other equipment for residential and small commercial customers. The proposed holding company structure will provide desirable insulation of Washington Gas Light Company's public utility customers and the public holders of its securities from the risks of nonutility businesses by further segregating the nonutility businesses into separate corporations that will be direct subsidiaries of the holding company and not of Washington Gas Light Company. Because nonutility businesses of the holding company will be conducted through separate subsidiaries, any liabilities incurred by those subsidiaries will not constitute liabilities of the utility.

     Financing of Washington Gas Light Company's activities are subject to, among other things, approval of regulatory authorities. After the reorganization, financing by WGL Holdings, Inc. and its nonutility subsidiaries will generally require approval of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935. The board of directors believes that the holding company structure can provide enhanced financing flexibility for the broader array of businesses in which WGL Holdings, Inc. wishes to participate. For example, the holding company structure may permit the structuring of loan facilities appropriate for the individual nonutility businesses, without affecting the capital structure of the regulated utility, Washington Gas Light Company.

THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     The discussion in this proxy statement and prospectus of the Agreement and Plan of Merger and Reorganization is subject to and qualified in its entirety to the agreement, a copy of which is attached to this proxy statement and prospectus as Appendix A and is incorporated herein by reference.

     The agreement, which is among Washington Gas Light Company, WGL Holdings, Inc. and Washington Gas Acquisition Co., has been adopted by the parties' respective boards of directors. The holders of more than two-thirds of the issued and outstanding shares of Washington Gas Light Company common stock voting separately as a class and more than two-thirds of the outstanding shares of Washington Gas Light Company common and preferred stock voting together as a single class must also approve the agreement. See "Vote Required" on page 30.

     The first step in the reorganization is the merger. In the merger:

     - Washington Gas Acquisition Co., a wholly-owned subsidiary of WGL Holdings, Inc., will be merged with and into Washington Gas Light Company, with Washington Gas Light Company being the surviving corporation;

     - each share of Washington Gas Light Company common stock outstanding immediately prior to the effective time of the merger will be converted into an equal number of new shares of WGL Holdings, Inc. common stock;

     - each share of Washington Gas Acquisition Co. common stock outstanding immediately prior to the merger will be converted into shares of Washington Gas Light Company, resulting in WGL Holdings, Inc. becoming the owner of all outstanding shares of Washington Gas Light Company common stock; and

     - the shares of WGL Holdings, Inc. common stock held by Washington Gas Light Company immediately prior to the merger will be canceled.

     As a result of the merger, WGL Holdings, Inc. will become a holding company with Washington Gas Light Company as its wholly-owned subsidiary. All of the WGL Holdings, Inc. common stock outstanding immediately after the merger will be owned by the former holders of Washington Gas Light Company common stock outstanding immediately prior to the merger. Shares of Washington Gas Light Company preferred stock outstanding immediately prior to the merger will remain as outstanding shares of Washington Gas Light Company preferred stock, unchanged by the merger.

     After the completion of the merger, Hampshire Gas Company, Washington Gas Resources Corp. Primary Investors, LLC and Crab Run Gas Company will be transferred to WGL Holdings, Inc., which will then hold them as wholly-owned subsidiaries or investments. See "Transfer of Washington Gas Light Company Subsidiaries to WGL Holdings, Inc." on page 32.

     All outstanding indebtedness and other obligations of Washington Gas Light Company will remain as outstanding obligations of Washington Gas Light Company after the reorganization. Immediately after the consummation of the merger, WGL Holdings, Inc. will have no outstanding securities other than common stock but could issue other securities in the future. Holders of Washington Gas Light Company medium-term notes will continue as security holders of Washington Gas Light Company.

VOTE REQUIRED

     The affirmative vote of the holders of record of more than two-thirds of the outstanding shares of Washington Gas Light Company common stock voting separately as a class, and more than two-thirds of the outstanding shares of Washington Gas Light Company common and preferred stock voting together as a single class, is required to approve the reorganization.

REGULATORY MATTERS AND APPROVAL

     As a result of the reorganization, if approved, WGL Holdings, Inc. will become a "public utility holding company" under the Public Utility Holding Company Act of 1935. See "Regulation of WGL Holdings, Inc. and Washington Gas Light Company and Subsidiaries After the Reorganization."

     The reorganization cannot be consummated unless and until all approvals, authorizations and consents are obtained on conditions acceptable to the board of directors of Washington Gas Light Company.

     Under Virginia law governing public utilities, any transaction involving the transfer of utility stock must be approved in advance by the Virginia State Corporation Commission. Washington Gas Light Company will submit an application seeking that Commission's approval of the merger and reorganization and the affiliated transactions arising therefrom.

     Washington Gas Light Company has notified the Maryland Public Service Commission and the Public Service Commission of the District of Columbia regarding the proposed merger and reorganization, although no approval or other action is required by either commission in connection with the merger and reorganization.

ACCOUNTING TREATMENT

     The accounting treatment for the reorganization will be based on non-cash, non-taxable transactions, with resulting assets and liabilities recorded at historical cost amounts. After the consummation of the merger and reorganization, the consolidated financial statements of WGL

Holdings, Inc. are expected to be substantially similar to those of Washington Gas Light Company.

CONDITIONS TO EFFECTIVENESS OF THE REORGANIZATION

     In addition to approval of the agreement by Washington Gas Light Company shareholders, the reorganization is subject to the satisfaction of the following conditions:

     - the receipt of all necessary orders, authorizations, consents, approvals or waivers from the Virginia State Corporation Commission and any other third parties. These approvals must remain in full force and effect, and may not include conditions that the board of directors of Washington Gas Light Company deems unacceptable; and

     - the merger of Shenandoah Gas Company into Washington Gas Light Company;
       and

     - listing on the New York Stock Exchange of shares of WGL Holdings, Inc. common stock; and

     - the receipt of an acceptable opinion of counsel for Washington Gas Light Company regarding the non-taxable status of the merger and reorganization.

     After each of these conditions is satisfied, the merger will become effective when the Virginia State Corporation Commission issues articles of merger under the Virginia Stock Corporation Act and WGL Holdings, Inc. files articles of merger with the District of Columbia pursuant to the District of Columbia Business Corporation Act. Washington Gas Light Company cannot predict if or when the conditions to effectiveness of the merger will be satisfied, but Washington Gas Light Company currently is working to complete the merger and reorganization before July 1, 2000.

EXCHANGE OF STOCK CERTIFICATES

     Upon the effectiveness of the merger, certificates previously representing shares of Washington Gas Light Company common stock will automatically represent the same number of shares of WGL Holdings, Inc. common stock and will entitle the holder to receive a certificate of WGL Holdings, Inc. WGL Holdings, Inc. will issue and deliver to the transfer agent certificates representing shares of WGL Holdings, Inc. common stock into which outstanding shares of Washington Gas Light Company common stock have been converted. Promptly after the effectiveness of the merger, WGL Holdings, Inc. will send to each person who was a Washington Gas Light Company common shareholder of record immediately prior to the effectiveness of the merger written instructions and transmittal materials for use in surrendering Washington Gas Light Company common stock certificates to the transfer agent. Washington Gas Light Company shareholders should NOT send in their stock certificates to the transfer agent until they receive the transmittal letter after the effectiveness of the merger.

     WGL Holdings, Inc. also will send to brokers, banks and other nominee record holders of Washington Gas Light Company common stock appropriate instructions and transmittal materials for use in surrendering Washington Gas Light Company stock certificates to the transfer agent, so that the shares held by these record holders on behalf of beneficial owners of Washington Gas Light Company common stock can be exchanged for the shares of WGL Holdings, Inc. common stock.

     After a former common shareholder of Washington Gas Light Company properly surrenders the shareholder's stock certificate along with a completed transmittal letter to the transfer agent, the transfer agent will issue, register and deliver to the shareholder a WGL Holdings, Inc. common stock certificate. The holder of record of Washington Gas Light Company common stock at the effectiveness of the merger, or someone on the holder's behalf, must surrender the Washington Gas Light Company certificate representing the shares. After the effectiveness of the merger, there will be no further transfers of Washington Gas Light Company common stock on

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

the stock transfer books of Washington Gas Light Company nor the registration or any transfer of a Washington Gas Light Company common stock certificate.

     Except as described with respect to lost or otherwise missing certificates below, the transfer agent will not deliver a WGL Holdings, Inc. common stock certificate to any former common shareholder of Washington Gas Light Company until the shareholder properly surrenders the shareholder's Washington Gas Light Company stock certificate(s) along with a completed transmittal letter. But, subject to state abandoned property law, when a shareholder properly surrenders their Washington Gas Light Company common stock certificate(s), the transfer agent will give the shareholder a new certificate for the shares of WGL Holdings, Inc. common stock represented by the Washington Gas Light Company certificate(s). Any shareholder of Washington Gas Light Company whose certificate evidencing shares of Washington Gas Light Company common stock has been lost, destroyed, stolen or otherwise is missing will have the right to receive a certificate representing shares of WGL Holdings, Inc. common stock under any conditions imposed by the transfer agent or WGL Holdings, Inc., which may include a requirement that the shareholder provide a lost instrument indemnity or surety bond in form, substance and amount satisfactory to the transfer agent and WGL Holdings, Inc.

SERIAL PREFERRED STOCK OF WASHINGTON GAS LIGHT COMPANY AFTER THE REORGANIZATION

     Serial preferred stock of Washington Gas Light Company which is issued and outstanding on the effective date of the reorganization will remain issued and outstanding as shares of Washington Gas Light Company serial preferred stock. The dividend rate will not be changed and those dividends will continue to be paid by Washington Gas Light Company.

     After the effective date of the merger and reorganization, holders of serial preferred stock of Washington Gas Light Company will continue to receive notice of any meetings of shareholders of Washington Gas Light Company and have the right to one vote per share, but, in most cases, they will not be asked to send in a proxy to vote at that meeting. This is because WGL Holdings, Inc., as holder of all the common stock of Washington Gas Light Company, will have the power to elect directors and take most other actions which could be raised at those meetings. Holders of shares of serial preferred stock of Washington Gas Light Company will not have the right to vote those shares at future shareholder meetings of WGL Holdings, Inc. The Washington Gas Light Company serial preferred stock, $4.36 convertible series and $4.60 convertible series are being redeemed effective February 1, 2000. These two series will have no further voting rights following the annual meeting of shareholders scheduled for March 3, 2000.

     Rights and privileges of the preferred stockholders of Washington Gas Light Company will not be changed by this merger and reorganization. In the event an issue is to be raised at a future shareholder meeting requiring the vote of preferred shareholders, proxies of those shareholders will be solicited for the meeting.

     Holders of the serial preferred stock will also continue to receive any other documents which may be required under the rules and regulations of the Securities and Exchange Commission and applicable state laws.

TRANSFER OF WASHINGTON GAS LIGHT COMPANY SUBSIDIARIES TO WGL HOLDINGS, INC.

     Washington Gas Light Company will, as part of the reorganization, by noncash dividend, transfer to WGL Holdings, Inc. all of the outstanding stock of Hampshire Gas Company, Washington Gas Resources Corp. and Crab Run Gas Company and Washington Gas Light Company's investment in Primary Investors LLC. After the reorganization, WGL Holdings, Inc. will be the parent holding company of four wholly-owned companies: Washington Gas Light Company (with Shenandoah Gas Company having been previously merged into Washington Gas Light Company), Hampshire Gas Company, Washington Gas Resources Corp. and Crab Run Gas Company. WGL Holdings, Inc. will also own a 50% interest in Primary Investors, LLC.
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

DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

     Under the agreement, shares of Washington Gas Light Company common stock held in the Washington Gas Light Company dividend reinvestment and common stock purchase plan at the effectiveness of the merger, including uncertificated whole and fractional shares, will automatically be converted into an equal number of shares of WGL Holdings, Inc. common stock. At the effectiveness of the merger, WGL Holdings, Inc. will succeed to the dividend reinvestment and common stock purchase plan as in effect immediately prior to the effectiveness of the merger, and shares of WGL Holdings, Inc. common stock will be issued under the plan and after the effectiveness of the merger. WGL Holdings, Inc. will file a post-effective amendment to the Washington Gas Light Company registration statement for the plan shortly after the effectiveness of the merger. This discussion will serve as written notice to participants in the plan of our intent to amend this plan, as described above, upon the effectiveness of the merger.

WASHINGTON GAS LIGHT COMPANY EMPLOYEE AND DIRECTOR STOCK PLANS

     The agreement also provides that all employee and director plans which include investments in Washington Gas Light Company common stock will be amended to provide for these plans to utilize common stock of WGL Holdings, Inc. instead of Washington Gas Light Company common stock after the merger.

     After the merger, all outstanding stock options and rights to performance shares under the Washington Gas Light Company 1999 Incentive Compensation Plan will be converted into options and rights to performance shares of WGL Holdings, Inc. common stock. The terms and conditions of the 1999 Incentive Compensation Plan will not otherwise be changed. Future grants under the 1999 Incentive Compensation Plan will be made in WGL Holdings, Inc. common stock. WGL Holdings, Inc. will file a post-effective amendment to Washington Gas Light Company's registration statement for the 1999 Incentive Compensation Plan shortly after the effectiveness of the merger.

     All shares of Washington Gas Light Company common stock held in Washington Gas Light Company's Savings Plan for Management Employees and the Capital Appreciation Plan will be converted into shares of WGL Holdings, Inc. common stock. Participants in these plans will have the opportunity to direct future investments into shares of WGL Holdings, Inc. in place of shares of Washington Gas Light Company.

     All shares of Washington Gas Light Company restricted stock held in participant accounts under the Long Term Incentive Compensation Plan will be converted into restricted shares of WGL Holdings, Inc. common stock. The terms and conditions of the Plan will not otherwise be changed. The preceding discussion will serve as written notice to participants in all plans which include investments in Washington Gas Light Company common stock of our intent to amend those plans, as described above, at the effectiveness of the merger.

AMENDMENT OR TERMINATION OF THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     The boards of directors of Washington Gas Light Company, WGL Holdings, Inc. and Washington Gas Acquisition Co. may amend any of the terms of the agreement at any time before or after its approval by Washington Gas Light Company shareholders and prior to the effective time. After the agreement is approved by Washington Gas Light Company shareholders, the parties cannot amend the agreement in a manner that would materially and adversely affect the rights of Washington Gas Light Company shareholders. If the agreement is materially amended, Washington Gas Light Company will recirculate the proxy statement and prospectus. However, notwithstanding the approval by Washington Gas Light Company shareholders, if the board of directors of Washington Gas Light Company determines, in its sole judgment, that consummation of the merger would, for any reason, be inadvisable or not in the best interests of

Washington Gas Light Company or its shareholders, the agreement may be terminated and the merger abandoned at any time prior to the effective time.

LISTING OF WGL HOLDINGS, INC. COMMON STOCK

     WGL Holdings, Inc. is applying to have its common stock listed on the New York Stock Exchange. It is expected that the listing will be effective at the effective time of the merger. The ticker symbol of WGL Holdings, Inc. common stock is expected to be "WGL" on the exchange and quotations will be carried in newspapers as they have been for Washington Gas Light Company common stock. Following the reorganization, Washington Gas Light Company common stock will no longer be quoted or traded and will be delisted from the New York Stock Exchange and the Philadelphia Stock Exchange.

DIVIDEND POLICY

     WGL Holdings, Inc. does not now, nor will it immediately after the merger and reorganization, conduct directly any revenue generating business operations. WGL Holdings, Inc. initially plans to obtain operating funds primarily from dividends paid to WGL Holdings, Inc. on the stock of its subsidiaries, and possibly from the sale of securities or debt incurred by WGL Holdings, Inc. Initially, dividends on WGL Holdings, Inc. common stock will depend primarily upon the earnings, financial condition and capital requirements of Washington Gas Light Company, and the dividends paid by Washington Gas Light Company to WGL Holdings, Inc.

     WGL Holdings, Inc. presently expects to continue Washington Gas Light Company's policy of paying an appropriate percentage of earnings to shareholders of its common stock. Washington Gas Light Company will continue to pay dividends on its outstanding preferred stock in accordance with the terms of each series and any dividends that Washington Gas Light Company may pay in the future on its common stock will be subject to the rights of the holders of such preferred stock. In the future, dividends from WGL Holdings, Inc.'s subsidiaries other than Washington Gas Light Company may be a source of funds for dividend payments by WGL Holdings, Inc. In addition, although it has no present intention to do so, WGL Holdings, Inc. may issue preferred stock in the future to meet its capital requirements. See "Description of WGL Holdings, Inc. Capital Stock -- Authorized Capital -- Preferred Stock." This preferred stock could have preferential dividend rights over WGL Holdings, Inc.'s common stock.

     WGL Holdings, Inc. presently expects to pay quarterly dividends on WGL Holdings, Inc. common stock at least equal to the rate, and on approximately the same schedule as, the dividend most recently declared by Washington Gas Light Company on its common stock. The quarterly dividend most recently declared by Washington Gas Light Company's board of directors on Washington Gas Light Company common stock was $.305 per share, payable February 1, 2000, to holders of record on January 10, 2000. As currently in the case of Washington Gas Light Company, the payment and amount of future dividends, however, is at the discretion of WGL Holdings, Inc.'s board of directors based on financial and other factors and cannot be assured. The amount of dividends paid by Washington Gas Light Company to WGL Holdings, Inc. following the reorganization may be greater than the amount of dividends WGL Holdings, Inc. may pay on its common stock, as WGL Holdings, Inc. may need to retain funds for its expected holding company activities, which include potential new investments in subsidiaries.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion constitutes the opinion of Thelen Reid & Priest LLP as to the material federal income tax consequences of the merger and reorganization. Consummation of the merger and reorganization is conditioned upon, among other things, the receipt by Washington Gas Light Company on the effective date of the merger of a confirmatory opinion of Thelen Reid & Priest LLP. While this constitutes the opinion of Thelen Reid & Priest LLP, this opinion is not binding in any manner upon the Internal Revenue Service or the courts and there can be no assurance that the Internal Revenue Service will not assert contrary positions. Each holder of Washington Gas Light Company's common stock should consult the holder's own tax advisor as to the specific income tax consequences to the holder, including the application and effect of state or local income and other tax laws.

     The following is a discussion of material United States federal income tax consequences of the reorganization to holders of Washington Gas Light Company common stock. This discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof, administrative pronouncements, judicial decisions and Treasury regulations, all of which are subject to change, possibly with retroactive effect, which changes could affect the tax consequences described herein, and on factual representations provided by Washington Gas Light Company and WGL Holdings, Inc. The discussion applies only to investors that hold Washington Gas Light Company common stock as capital assets and does not address tax considerations which may affect the treatment of special status taxpayers including financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies, foreign taxpayers, persons who acquired stock pursuant to employee stock options or plans and debtors in bankruptcy and similar proceedings. In addition, this discussion does not provide any information regarding the tax consequences of the reorganization under the tax laws of any state or any local or foreign jurisdiction. No rulings have been sought from the Internal Revenue Service with respect to the reorganization and it is not currently expected that rulings will be sought.

     The formation of Washington Gas Acquisition Co. and its merger with and into Washington Gas Light Company will be disregarded for federal income tax purposes, and the reorganization will be treated as an exchange, governed by the provisions of Internal Revenue Code section 351, of Washington Gas Light Company common stock for WGL Holdings, Inc. common stock. As a consequence:

     (1) No income, gain or loss will be recognized by a holder of Washington Gas Light Company common stock upon the exchange of the stock of Washington Gas Light Company for common stock of WGL Holdings, Inc;

     (2) The tax basis of WGL Holdings, Inc. common stock received by the holder will be the same as the tax basis of the Washington Gas Light Company stock surrendered in exchange therefor;

     (3) The holding period of the WGL Holdings, Inc. common stock will include the holding period for the Washington Gas Light Company common stock exchanged therefor;

     (4) Holders of Washington Gas Light Company common stock who exercise their statutory right to dissent and receive solely cash in exchange for the stock of Washington Gas Light Company will be treated as having received such payments as distributions in redemption, as provided in Internal Revenue Code section 302(a), of this stock. Each affected shareholder should consult their own tax advisor for the tax effect of the redemption (i.e., exchange treatment or dividend) in light of the shareholder's particular facts and circumstances; and

     (5) Holders of nonqualified stock options to acquire common stock of Washington Gas Light Company will not recognize any income, gain, or loss upon the conversion of those options into nonqualified stock options to acquire WGL Holdings, Inc. common stock;

     (6) Neither Washington Gas Light Company nor WGL Holdings, Inc. will incur current U.S. federal income tax as a result of the reorganization.

EACH HOLDER OF WASHINGTON GAS LIGHT COMPANY STOCK SHOULD CONSULT HIS, HER OR ITS TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE REORGANIZATION TO THE HOLDER.

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

DESCRIPTION OF WGL HOLDINGS, INC. CAPITAL STOCK

     The following statements with respect to WGL Holdings, Inc. capital stock are based on WGL Holdings, Inc.'s articles of incorporation and bylaws, as they will be in effect as of the effectiveness of the merger, and the laws of the Commonwealth of Virginia. Copies of WGL Holdings, Inc.'s articles and bylaws as they will be in effect as of the effectiveness of the merger are attached as Appendices B and C hereto and are incorporated herein by reference.

AUTHORIZED CAPITAL

     WGL Holdings, Inc. will be authorized to issue up to 123,000,000 shares of capital stock, consisting of 120,000,000 shares of common stock, no par value per share and 3,000,000 shares of preferred stock, no par value per share. As of January 13, 2000, there were 100 shares of WGL Holdings, Inc. common stock issued and outstanding, all of which are owned by Washington Gas Light Company. No shares of WGL Holdings, Inc. preferred stock are currently issued and outstanding. Immediately after giving effect to the merger, WGL Holdings, Inc. common stock will be outstanding in an amount equal to Washington Gas Light Company common stock immediately prior to the merger. No shares of WGL Holdings, Inc. preferred stock will be issued and outstanding.

WGL HOLDINGS, INC. COMMON STOCK

     Dividend Rights         Subject to the limitations, if any, specified with
                             respect to the preferred stock, or any series thereof, dividends may be paid on shares of WGL
                             Holdings, Inc. common stock, out of any funds legally available therefor, when and as declared by the WGL Holdings, Inc. board of directors.

     Liquidation Rights      Subject to the limitations, if any, specified with
                             respect to the preferred stock, or any series thereof, in the event of any dissolution, liquidation or winding up of WGL Holdings, Inc., whether voluntary or involuntary, the assets of WGL
                             Holdings, Inc. available for payment and distribution to shareholders shall be distributed ratably in accordance with their holders to the holders of shares of WGL Holdings, Inc. common stock.

     Voting Rights           The holders of shares of WGL Holdings, Inc. common
                             stock will have exclusive voting powers, except as any statute of the Commonwealth of Virginia shall expressly provide to the contrary, and except as and to the extent otherwise specified with respect to the preferred stock, or any series thereof. Each holder of WGL Holdings, Inc. common stock shall, in the election of directors and upon each other matter coming before any meeting of shareholders, be entitled to one (1) vote for each of share of the stock standing in the name of the holder on the books of WGL Holdings, Inc.

     Miscellaneous           WGL Holdings, Inc. common stock has no preemptive
                             or conversion rights or redemption or sinking fund provisions and the outstanding common stock is fully paid and non-assessable.

WGL HOLDINGS, INC. PREFERRED STOCK

     WGL Holdings, Inc.'s articles of incorporation will permit its board of directors to fix the preferences, limitations and relative rights, within the limits provided by applicable law, of the

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

WGL Holdings, Inc. preferred stock before the issuance of any shares of that class or one or more series within the class of preferred stock before the issuance of any shares of that series.

POSSIBLE ANTI-TAKEOVER EFFECT OF PROVISIONS OF WGL HOLDINGS, INC.'S ARTICLES OF INCORPORATION AND BYLAWS

     It is not the intent of the board of directors of WGL Holdings, Inc. to discourage legitimate offers to enhance shareholder value. Provisions of WGL Holdings, Inc.'s articles of incorporation or bylaws, however, may have the effect of discouraging unilateral tender offers or other attempts to acquire the business of WGL Holdings, Inc. The following is a list of those provisions:

     - Director nominations by shareholders generally must be made at least 60 days prior to the date of the shareholders meeting;

     - Vacancies on the board of directors may be filled by a majority of the remaining directors then in office, even if less than a quorum and

     - Business combinations may require the affirmative vote of the holders of at least 80% of the outstanding voting shares. See discussion of the Fair Price Provision below.

The provisions listed above also currently apply to Washington Gas Light Company shareholders.

     These provisions might discourage a potentially interested purchaser from attempting a unilateral takeover bid for WGL Holdings, Inc. on terms that some shareholders might favor. If they discourage potential takeover bids, these provisions might limit the opportunity for shareholders of WGL Holdings, Inc. to sell their shares at a premium.

     In addition, the articles of incorporation of WGL Holdings, Inc., like those of Washington Gas Light Company, will not provide for cumulative voting in the election of directors. Cumulative voting permits shareholders to multiply their number of votes by the total number of directors being elected and to cast their total number of votes for one or more candidates.

     The bylaws of WGL Holdings, Inc. will also include provisions setting forth specific conditions and restrictions under which business may be transacted at meetings of shareholders. For example, no business may be transacted at a meeting unless it is:

     - specified in the notice of meeting;

     - otherwise brought before the meeting by or at the direction of the board of directors; or

     - brought before the meeting by a shareholder of record who provided notice in writing to the Secretary not less than 60 days prior to the meeting.

     These provisions may create an anti-takeover effect by placing restrictions on the content of the issues to be discussed at a shareholder meeting.

     In addition, the issuance of authorized but unissued shares of common or preferred stock of WGL Holdings, Inc. may have an anti-takeover effect. These shares might be issued by the board of directors without shareholder approval in transactions that might prevent or render more difficult or costly the completion of a takeover transaction, for example by diluting voting or other rights of the proposed acquiror. In this regard, the articles of incorporation of WGL Holdings, Inc. will grant the board of directors broad power to establish the rights and preferences of the authorized and unissued preferred stock, one or more series of which could be issued entitling holders to vote separately as a class on any proposed merger or consolidation, to convert the stock into shares of WGL Holdings, Inc. common stock or possibly other securities, to demand redemption at a specified price under prescribed circumstances related to a change of control, or to exercise other rights designed to impede a takeover.

     See "Differences in Rights of Washington Gas Light Company and WGL Holdings, Inc. Shareholders."

FAIR PRICE PROVISION

     The articles of incorporation of Washington Gas Light Company contain and the articles of incorporation of WGL Holdings, Inc., will contain, a "fair price" provision which requires the affirmative vote of the holders of at least 80% of the voting power of all the outstanding shares of stock of the corporation entitled to vote in the election of directors for the consummation of business combinations, including:

     - mergers;

     - consolidations;

     - recapitalizations;

     - dispositions of assets;

     - issuances of securities;

     - liquidations; and

     - dissolutions.

     The fair price provision applies in any case involving the respective company and a person or entity which is or was the beneficial owner, and who is entitled to vote in the election of directors, of 10% or more of the outstanding shares of stock of the respective company (an "interested shareholder"). The fair price provision does not apply in cases where:

     - the business combination has been approved by a majority of the directors unaffiliated with the interested shareholder; or

     - minimum price and procedural requirements are met.

     With respect to the disposition of assets or the issuance of securities, the fair price provision requires shareholder approval only if the transaction involves the disposition of assets, or the issuance of securities, as the case may be, having a fair market value of not less than $1,000,000 or more.

SHAREHOLDER PROTECTION STATUTES

     The Virginia Stock Corporation Act includes two shareholder protection statutes, the Affiliated Transactions Statute and the Control Share Acquisitions Statute, that apply currently to Washington Gas Light Company and will apply to WGL Holdings, Inc. after the effectiveness of the merger.

     The Affiliated Transactions Statute restricts transactions between a Virginia corporation having more than 300 shareholders of record and a beneficial owner of more than 10% of any class of voting stock. An affiliated transaction is defined in the Virginia Stock Corporation Act as any of the following transactions with or proposed by an interested shareholder: a merger; a share exchange; dispositions of assets or guaranties of indebtedness other than in the ordinary course of business; significant securities issuances; dissolution of the corporation; or reclassification of the corporation's securities. Under the statute, an affiliated transaction generally requires the approval of a majority of disinterested directors and two-thirds of the voting shares of the corporation other than shares owned by an interested shareholder during a three-year period commencing as of the date the interested shareholder crosses the 10% threshold. This special voting provision does not apply if a majority of disinterested directors approved the acquisition of the more than 10% interest in advance. After the expiration of the three-year moratorium, an interested shareholder may engage in an affiliated transaction only if it is approved by a majority of disinterested directors or by two-thirds of the outstanding shares held by disinterested shareholders, or if the transaction complies with fair price provisions. This special voting rule is in addition to, and not in lieu of, other voting provisions contained in the Virginia Stock Corporation Act and the articles of incorporation of WGL Holdings, Inc.

     The Control Share Acquisitions Statute provides that, with respect to Virginia corporations having 300 or more shareholders of record, shares acquired in a transaction that would cause the acquiring person's aggregate voting power to meet or exceed any of three thresholds (20%, 33 1/3% or a majority) have no voting rights unless the rights are granted by a majority vote of the shares not owned by the acquiring person or any officer or employee-director of the corporation. The statute sets out a procedure whereby the acquiring person may call a special shareholder's meeting for the purpose of considering whether voting rights should be conferred. Acquisitions as part of a merger or share exchange to which the corporation is a party and acquisitions as part of a tender or exchange offer arising out of an agreement to which the corporation is a party are exempt from the statute.

     Application of the Affiliated Transactions and Control Share Acquisitions statutes is automatic unless a corporation takes steps to "opt out" of their application. WGL Holdings, Inc. will not "opt out" of the statutes at the time of effectiveness of the merger.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     WGL Holdings, Inc.'s articles of incorporation will contain a provision that, subject to the exceptions described below, eliminates the liability of a director or officer to WGL Holdings, Inc. or to its shareholders for monetary damages for any breach of duty as a director or officer. This provision will not eliminate the liability to the extent that it is proved that the director or officer engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law.

     WGL Holdings, Inc.'s articles of incorporation require WGL Holdings, Inc. to indemnify any director or officer who is or was a party to a proceeding, including a proceeding by or in the right of WGL Holdings, Inc., by reason of the fact that he or she is or was a director or officer or is or was serving at the request of WGL Holdings, Inc. as a director, officer, employee or agent of another entity. Under WGL Holdings, Inc.'s articles of incorporation and bylaws, a director or officer of WGL Holdings, Inc. will be entitled to be indemnified against all liabilities and expenses incurred by the director or officer in the proceeding, except those liabilities and expenses as are incurred because of his or her willful misconduct or knowing violation of the criminal law. Unless a determination has been made that indemnification is not permissible, a director or officer also will be entitled to have WGL Holdings, Inc. make advances and reimbursement for expenses prior to final disposition of the proceeding upon receipt of a written undertaking from the director or officer to repay the amounts advanced or reimbursed if it is ultimately determined that he or she is not entitled to indemnification. The board of directors of WGL Holdings, Inc. also will have the authority to extend to any person who is an employee or agent of WGL Holdings, Inc., or who is or was serving at the request of WGL Holdings, Inc. as a director, officer, employee or agent of another entity, the same indemnification rights held by directors and officers, subject to all of the accompanying conditions and obligations.

     Washington Gas Light Company's articles of incorporation and bylaws contain provisions that are substantially similar to those listed above.

     The Virginia Stock Corporation Act permits a court, upon application of a director or officer, to review WGL Holdings, Inc.'s determination as to a director's or officer's request for advances, reimbursement or indemnification. If it determines that the director or officer is entitled to the advances, reimbursement or indemnification, the court may order WGL Holdings, Inc. to make advances and/or reimbursement for expenses or to provide indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling WGL Holdings, Inc. under the foregoing provisions, WGL Holdings, Inc. has been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DIFFERENCES IN RIGHTS OF WASHINGTON GAS LIGHT COMPANY AND WGL HOLDINGS, INC. SHAREHOLDERS

     Washington Gas Light Company is incorporated under the laws of the Commonwealth of Virginia and the District of Columbia. WGL Holdings, Inc. is incorporated under the laws of the Commonwealth of Virginia. When the reorganization becomes effective, holders of Washington Gas Light Company common stock will become holders of WGL Holdings, Inc. common stock, and their rights will be governed by WGL Holdings, Inc.'s articles of incorporation and bylaws instead of those of Washington Gas Light Company.

     Since WGL Holdings, Inc. is incorporated under the laws of the Commonwealth of Virginia only, the rights of WGL Holdings, Inc. shareholders will be governed solely by Virginia law rather than by both Virginia and District of Columbia law.

     Material differences between the rights of holders of WGL Holdings, Inc. common stock and rights of holders of Washington Gas Light Company common stock are summarized below. This summary is not intended to be complete and is qualified in its entirety by reference to the Virginia Stock Corporation Act, the District of Columbia Business Corporation Act, the information included in the exhibits to this proxy statement and prospectus, in exhibits to the registration statement of which this proxy statement and prospectus is a part, and in materials incorporated herein by reference.

MATERIAL DIFFERENCES BETWEEN THE VIRGINIA STOCK CORPORATION ACT AND THE DISTRICT OF COLUMBIA BUSINESS CORPORATION ACT

     As incorporation under the laws of two states is rare, Washington Gas Light Company believes that there is no clear general standard for determining which state's corporate laws would govern in the event there is a conflict between the corporate laws of the District of Columbia and Virginia. As a matter of course, in the event of a conflict, Washington Gas Light Company has generally applied the state law with the more stringent requirements. While there are few instances of material differences between Virginia and District of Columbia corporate law, listed below are the topics in which Washington Gas Light Company believes there are material differences. The following listing is included to assist you in understanding what your rights currently are as a Washington Gas Light Company shareholder and how these rights will differ when you become a holder of WGL Holdings, Inc.'s common stock, which will be governed solely by Virginia law. At the end of each topic, if applicable, is Washington Gas Light Company's conclusion as to which state's law would govern in each instance. Because each situation in which the rules would apply tend to be unique, it is difficult to accurately predict the decision a court would make if a conflict actually arose and Washington Gas Light Company does not present its conclusions as statements of law.

     Use of Electronic Transmission in Shareholder Communication and
Proxies. The Virginia Stock Corporation Act provides that a corporation with 300 or more record shareholders may notify shareholders of annual and special shareholders meetings by means of electronic transmission, including, but not limited to, electronic mail. The Virginia Stock Corporation Act further provides that a shareholder may authorize another person or persons to act as proxy by means of electronic transmission. The District of Columbia Business Corporation Act does not explicitly permit electronic transmission of shareholder communications or proxies. Washington Gas Light Company believes that on this topic the District of Columbia Business Corporation Act would generally govern.

     Removal of Members of Board of Directors; Vacancies on Board of
Directors. The Virginia Stock Corporation Act provides that any director can be removed by shareholders with or without cause, unless otherwise provided in the articles of incorporation. Under the Virginia Stock Corporation Act, unless otherwise provided in the articles of incorporation, any vacancy on the board of directors may be filled by either the shareholders, the board, or a majority of the board remaining if there is less than a quorum. The District of Columbia Business Corporation Act does not contain a provision relating to the removal of directors but provides that if there is a vacancy on the board due to an increase in the number of directors, this vacancy can be filled at either an annual meeting or a special meeting called for that purpose. All other vacancies may be filled by the vote of a majority of remaining directors, even if less than a quorum, unless the articles of incorporation provide otherwise. Washington Gas Light Company believes that on this topic the Virginia Stock Corporation Act would generally govern.

     Limitation of Liability; Indemnification. The Virginia Stock Corporation Act provides that in any proceeding brought by or in the right of a corporation or its shareholders, damages assessed against an officer or director are generally limited to the lesser of the amount specified in the articles of incorporation or bylaws (which may include the elimination of liability) or the greater of $100,000 or the amount of cash compensation received by the officer or director in the 12 months preceding the act or omission. The District of Columbia Business Corporation Act does not explicitly provide for limitation of liability of officers and directors.

     Under the Virginia Stock Corporation Act, a corporation has the power to indemnify a director, and unless limited by the articles of incorporation, an officer, employee or agent of the corporation, against liability in a proceeding if the individual acted in good faith and:

     - in the case of conduct in his or her official capacity, in a manner he or she believed to be in the best interests of the corporation;

     - in the case of all other conduct, in a manner not opposed to the corporation's best interests; or

     - in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Notwithstanding the above, a corporation may not indemnify a director in connection with a derivative proceeding or any other proceeding charging improper personal benefit in which, in either case, the individual was adjudged liable to the corporation. Indemnification for reasonable expenses incurred is mandatory for a director who entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director of the corporation, unless otherwise provided in the articles of incorporation. A corporation may also advance to a director expenses prior to the final disposition of a proceeding.

     In addition, the Virginia Stock Corporation Act permits a corporation to provide for indemnification beyond that explicitly provided for in the Virginia Stock Corporation Act. The Virginia Stock Corporation Act also permits a corporation to similarly advance and reimburse expenses incurred by any director, officer, employee or agent, though indemnification relating to willful misconduct or a knowing violation of the criminal law is not permitted.

     The District of Columbia Business Corporation Act authorizes a corporation to indemnify directors and officers against expenses incurred in connection with the defense of any proceeding in which the individual is made a party by reason of his or her being or having been a director or officer of the corporation, except in cases where the individual has been adjudged in the proceeding to be liable for negligence or misconduct. Washington Gas Light Company believes that on this topic the Virginia Stock Corporation Act would generally govern.

     Mergers, Share Exchanges, Consolidations and Sale of Assets. Under the Virginia Stock Corporation Act, a plan of merger or share exchange must be adopted by the board of directors and approved by each voting group entitled to vote separately on the plan by more than two-thirds of all the votes entitled to be cast on the plan by that voting group, unless the articles of incorporation require a different proportion, which may not be less than a majority. Separate voting by voting groups is required on:

     - a plan of merger if the plan contains a provision that, if contained in a proposed amendment to the articles of incorporation, would, under applicable law, require action by separate voting groups; and

     - on a plan of share exchange by each class or series included in the exchange or if the plan contains a provision that, if contained in a proposed amendment to the articles of incorporation, would, under applicable law, require action by separate voting groups.

     The Virginia Stock Corporation Act permits a corporation to sell, lease, exchange or otherwise dispose of all, or substantially all, of its property, other than in the usual and regular course of business if the transaction is recommended to the shareholders by the board of directors and approved by more than two-thirds of all votes entitled to be cast, unless the articles of incorporation require a different proportion, which may not be less than a majority.

     The District of Columbia Business Corporation Act requires that, unless the articles of incorporation provide otherwise, a plan of merger or consolidation be adopted by the board of directors and approved by the affirmative vote of the holders of two-thirds of the outstanding shares unless two or more classes of shares are issued, in which event the plan must be so approved by the affirmative vote of the holders of two-thirds of the outstanding shares of each class, unless the articles of incorporation require a different proportion, which may not be less than a majority in either case.

     The District of Columbia Business Corporation Act provides that a corporation may sell, lease, exchange, mortgage, pledge or otherwise dispose of all, or substantially all, of its property and assets, by action taken by its board of directors, and as authorized by the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote, unless there are two or more classes of stock issued and outstanding and entitled to vote, in which case the authorization requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of each class of shares issued and outstanding and entitled to vote, unless the articles of incorporation require a different proportion, which may not be less than a majority in either case. Washington Gas Light Company believes that on this topic the Virginia Stock Corporation Act would generally govern.

     Increase or Decrease in Number of Board Members by Action of Board of Directors. If a corporation's bylaws fix the number of directors who shall constitute the board of directors, and the board of directors is granted the authority to amend that bylaw, the Virginia Stock Corporation Act permits the board of directors, without shareholder approval, to amend the bylaws to increase or decrease the number of directors by up to thirty percent of the number of directors last elected by the shareholders. There is no similar provision under the District of Columbia Business Corporation Act.

     Record Date. The Virginia Stock Corporation Act provides that a corporation may set a record date for a meeting or action by shareholders that is not more than 70 days prior to the meeting or action, while the District of Columbia Business Corporation Act provides that a record date can be no more than 50 days prior to the meeting or action. Washington Gas Light Company believes that on this topic the District of Columbia Business Corporation Act would generally govern.

     Dissenters' Rights. The Virginia Stock Corporation Act allows shareholders to dissent from, and obtain payment for the fair value of their shares in the event of specified corporate actions, including mergers, share exchanges and sales of property. The right to dissent and obtain a fair value payment is not available under the Virginia Stock Corporation Act for holders of shares of any class or series which were listed on a national securities exchange or on NASDAQ or were held by at least 2,000 record shareholders. Notwithstanding the foregoing, the right to dissent is available if:

     - the articles of incorporation so provide;

     - the transaction is an "affiliated transaction" (as defined in the Virginia Stock Corporation Act); or

     - in the case of a merger or share exchange, the shareholders are required to accept anything other than cash or shares or membership interests of the surviving corporation or limited liability company or any other corporation or limited liability company which were ether listed on a national securities exchange or held of record by at least 2,000 holders.

     The material provisions of the District of Columbia Business Corporation Act are discussed in "Right of Dissenting Shareholders to Receive Payment for Shares" herein and the text of the District of Columbia Business Corporation Act governing dissenter's rights is included as Appendix D hereto. Washington Gas Light Company believes that on this topic, to the extent dissenters' rights would be denied under Virginia law in transactions similar to the subject matter of this proxy statement and prospectus, the District of Columbia Business Corporation Act would govern. In other situations involving dissenters' rights, Washington Gas Light Company believes that the Virginia Business Corporation Act would generally govern.

AUTHORIZED COMMON STOCK

     The number of authorized shares of Washington Gas Light Company common stock and WGL Holdings, Inc. common stock is 80,000,000 and 120,000,000 shares, respectively. As of January 13, 2000, there were 46,465,890 shares of Washington Gas Light Company common stock issued and outstanding. At the time of the reorganization, WGL Holdings, Inc. will issue the same number of shares of common stock as there are shares of Washington Gas Light Company common stock outstanding at that time. The additional authorized but unissued shares of WGL Holdings, Inc. common stock will be available for issuance under existing dividend reinvestment, stock purchase, bonus and incentive plans, as well as possibly for stock splits, stock dividends, equity financings, and for other general corporate purposes, including, possibly, acquisitions. See "Capital Stock of WGL Holdings, Inc."

AUTHORIZED PREFERRED STOCK

     Washington Gas Light Company presently has 1,500,000 authorized shares of preferred stock. As of the record date, an aggregate 283,002 shares of preferred stock were issued and outstanding. There will be 3,000,000 authorized shares of WGL Holdings, Inc. preferred stock, all of which will be unissued.

     Management believes that the ability to issue WGL Holdings, Inc. preferred stock will provide important flexibility, although it has no present plans to issue preferred stock and any issuance would be subject to Securities and Exchange Commission approval.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for WGL Holdings, Inc. is The Bank of New York, 101 Barclay Street, New York, New York 10286.

DIRECTOR AND OFFICER EXCULPATION

     WGL Holdings, Inc.'s articles of incorporation will provide for the elimination of personal liability for monetary damages of directors or officers of WGL Holdings, Inc. in connection with civil, criminal and administrative proceedings. This elimination of liability will not apply if the director or officer engaged in willful misconduct or a knowing violation of criminal law or any federal or state securities law. See "Indemnification and Limitation of Liability."

     Washington Gas Light Company's bylaws contain provisions that are substantially similar to those that will be contained in WGL Holdings, Inc.'s articles of incorporation and bylaws.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     WGL Holdings, Inc.'s articles of incorporation will provide for indemnification of an officer, director, employee or agent as set out under "Indemnification and Limitation of Liability." WGL Holdings, Inc.'s bylaws will, and Washington Gas Light Company's bylaws do, contain provisions indemnifying directors, officers, employees and agents of the respective corporations against expenses, judgments, fines and amounts paid in settlement. WGL Holdings, Inc.'s bylaws will, and Washington Gas Light Company's bylaws do, prohibit indemnification in the case of willful misconduct or a knowing violation of criminal law.

DIRECTOR NOMINATIONS AND SHAREHOLDER PROPOSALS

     The bylaws of WGL Holdings, Inc. will establish procedures that must be followed for a shareholder to nominate directors or submit a proposal to a vote of the shareholders of WGL Holdings, Inc. that are substantially similar to those procedures established in Washington Gas Light Company's bylaws.

BUSINESS OF WGL HOLDINGS, INC.

     WGL Holdings, Inc. is currently a wholly-owned subsidiary of Washington Gas Light Company and was incorporated for the purpose of accomplishing the proposed merger and reorganization. WGL Holdings, Inc. owns all of the outstanding common stock of Washington Gas Acquisition Co., a Virginia corporation which was formed also for the purpose of accomplishing the merger and reorganization. Neither WGL Holdings, Inc. nor Washington Gas Acquisition Co. owns any utility assets or engages in any business.

REGULATION OF WGL HOLDINGS, INC., WASHINGTON GAS LIGHT COMPANY AND SUBSIDIARIES AFTER THE REORGANIZATION

REGULATION OF WGL HOLDINGS, INC.

     As a result of the reorganization, WGL Holdings, Inc. will become a "public utility holding company" under the Public Utility Holding Company Act of 1935 because it will own all of the common stock of Washington Gas Light Company, which is a "gas utility company" as defined under the 1935 Act. Upon the consummation of the reorganization, WGL Holdings, Inc. will register as a public utility holding company under the 1935 Act since none of the exemptions from registration under the 1935 Act will be available to WGL Holdings, Inc. The 1935 Act imposes a number of restrictions on the operations, financing and capital structure of registered holding companies. Among these restrictions are requirements that securities acquisitions and issuances, sales and acquisitions of assets or securities of utility companies or acquisitions of interests in any other business must be approved by the Securities and Exchange Commission. The 1935 Act also limits the ability of registered holding companies to engage in activities unrelated to their utility operations and regulates many types of affiliate transactions between members of the holding company system. WGL Holdings, Inc. believes it will be able to satisfy the Securities and Exchange Commission's requirements for a registered holding company system.

     The standards under the 1935 Act applicable to nonutility activities of registered holding companies referred to above could limit the ability of WGL Holdings, Inc. to invest in non energy-related businesses and pursue nonutility business opportunities after the reorganization.

However, WGL Holdings, Inc. has no current plans to engage in any business activities or make any investments which would, in its view, be inconsistent with the 1935 Act standards. Further, WGL Holdings, Inc. believes that the standards under the 1935 Act applicable to the nonutility activities of registered holding companies are less restrictive than those under state regulatory laws that currently apply to nonutility businesses undertaken directly or indirectly through subsidiaries by Washington Gas Light Company. Among other benefits of the reorganization, financing of nonutility subsidiaries of WGL Holdings, Inc. can be arranged without implicating Washington Gas Light Company and without the need to obtain approvals from state regulatory commissions.

     Legislation to repeal the 1935 Act has been introduced in Congress from time to time. Neither WGL Holdings, Inc. nor Washington Gas Light Company can predict whether Congress will take any action to repeal or significantly modify the 1935 Act or whether the Securities and Exchange Commission will take action to further modify significantly the 1935 Act rules, decisions and interpretations.

REGULATION OF WASHINGTON GAS LIGHT COMPANY AND HAMPSHIRE GAS COMPANY

     Following completion of the reorganization, the activities of Washington Gas Light Company will continue to be subject to regulation by the Public Service Commission of the District of Columbia, the Maryland Public Service Commission and the Virginia State Corporation Commission, and the activities of Hampshire Gas Company will continue to be subject to regulation by the Federal Energy Regulatory Commission.

     Transactions between Washington Gas Light Company and any other entity, including WGL Holdings, Inc., which is an "affiliated interest" of Washington Gas Light Company within the meaning of the Virginia statute are subject to prior approval by the Virginia State Corporation Commission.

     The District of Columbia Public Service Commission, the Maryland Public Service Commission and the Virginia State Corporation Commission each has full authority to investigate public utilities for purposes of determining efficiency and economy of operation, to conduct continuing reviews and audits and to issue appropriate directives. Each of the commissions reviews cost allocations by Washington Gas Light Company and, in every rate case, requires the company to submit substantial data to support both rate-base components and cost components between or among divisions, utility or nonutility.

RIGHT OF DISSENTING SHAREHOLDERS TO RECEIVE PAYMENT FOR SHARES

     Washington Gas Light Company common and preferred shareholders entitled to vote on the approval of Proposal 3 will be entitled to have the fair value of their shares of common and preferred stock immediately prior to the consummation of the merger paid in cash, together with any interest, if any, by complying with the provisions of Section 29-373 of the District of Columbia Business Corporation Act. Dissenting shareholders will not be required to comply with the provisions of the Virginia Stock Corporation Act relating to dissenters' rights, as the laws of the Commonwealth of Virginia will not afford dissenting shareholders any rights to receive similar payment for their shares.

     Under the District of Columbia Business Corporation Act, a dissenting common or preferred shareholder must file a written objection to the merger before or at the meeting of shareholders where the vote is taken and the holder cannot vote for Proposal 3. Within 20 days after the effectiveness of the merger, the shareholder also must make a written demand for payment of the fair value of the shareholder's common or preferred shares as of the day prior to the date on which the vote was taken approving the merger.

     The District of Columbia Business Corporation Act provides that if the value of the shares is agreed upon between the dissenting shareholder and Washington Gas Light Company within 30 days after the effectiveness of the merger, payment must be made upon surrender by the shareholder of the certificate or certificates representing the shares of Washington Gas Light Company common or preferred stock. Upon payment of the agreed value of the shares, the dissenting shareholder will cease to have any interest in the shares of Washington Gas Light Company.

     Pursuant to the District of Columbia Business Corporation Act, if the dissenting shareholder and Washington Gas Light Company do not agree upon the value of the shares within 30 days after the effectiveness of the merger, the dissenting shareholder may file a petition within the next 60 days after the expiration of the 30 day period in any District of Columbia court having jurisdiction. The dissenting shareholder may ask the court to determine the fair value of the shares. The dissenting shareholder will be entitled to a judgment for the amount of the fair value of the shares as of the day prior to the date when the vote approving the merger was taken, plus interest at an annual rate of five percent per annum to the date of the judgment. This judgment will be payable upon the surrender of the certificate or certificates representing the shares. Upon payment of the judgment, the dissenting shareholder will cease to have any interest in the shares or in the surviving corporation. Unless the dissenting shareholder files the petition within the timeframes set forth above, the shareholder and all persons claiming under him or her will be bound by the terms of the merger. In the event the merger is abandoned, all rights of a dissenting shareholder to be paid the fair value of his, her or its shares, as set forth above, will cease. The District of Columbia Business Corporation Act does not provide criteria for determining "fair value". Therefore, a determination of fair value appears to be a matter of common law in the District of Columbia, and it is not possible to predict with reasonable certainty how a court might make that determination.

     The foregoing is only a summary of the rights of dissenting Washington Gas Light Company common and preferred shareholders. However, all material terms of the articles, bylaws, District of Columbia Business Corporation Act and Virginia Stock Corporation Act relating to dissenting shareholders' rights have been disclosed. Any holder of Washington Gas Light Company common and preferred stock who intends to dissent from the merger and reorganization should carefully review the text of Section 29-373 of the District of Columbia Business Corporation Act, set forth in Appendix D to this proxy statement and prospectus and should also consult with the holder's attorney. The failure of a holder of Washington Gas Light Company common and preferred stock to follow precisely those procedures summarized above, and set forth in Appendix D, may result in loss of dissenters' rights. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to holders of Washington Gas Light Company common and preferred stock, except as indicated above or otherwise required by law.

     In general, any dissenting shareholders who perfect their rights to be paid the fair value of their Washington Gas Light Company common and preferred stock in cash will recognize taxable gain or loss for federal income tax purposes upon receipt of this cash. See "Federal Income Tax Consequences."

MANAGEMENT OF WGL HOLDINGS, INC.

     Members of the board of directors of WGL Holdings, Inc. serve in the same manner as members of the board of directors of Washington Gas Light Company, with directors being elected for a one-year term. At least initially WGL Holdings, Inc.'s board of directors will be composed of the same persons who serve on Washington Gas Light Company's board of directors.

     Some of the current principal executive officers of Washington Gas Light Company also serve as the principal executive officers of WGL Holdings, Inc. and are expected to continue as principal executive officers of Washington Gas Light Company and WGL Holdings, Inc. at the time of the reorganization.

     In the future, the boards and executive officers of WGL Holdings, Inc. and Washington Gas Light Company may not always necessarily be the same in membership or composition.

     For further information concerning persons who are directors and principal executive officers of WGL Holdings, Inc., see "Proposal 1: Election of Directors" and "Security Ownership of Management" in this proxy statement and prospectus and "Executive Officers of the Registrant" following Part I of Washington Gas Light Company's Annual Report on Form 10-K for the year ended September 30, 1999, which is incorporated by reference herein.

FINANCIAL STATEMENTS

     Washington Gas Light Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999 contains Washington Gas Light Company's financial statements and other financial information. Washington Gas Light Company's annual report has been incorporated in this proxy statement and prospectus by reference. Copies of this annual report were first mailed to shareholders on or about December 31, 1999. Additional copies of this report may be obtained without charge upon request as provided under "Where You Can Find More Information."

     Financial statements of WGL Holdings, Inc. are not presented in this proxy statement and prospectus because WGL Holdings, Inc. is an inactive company without material assets or liabilities or operating history. Pro forma financial effects of the merger are not set forth herein since, on a consolidated basis, no change will result from the merger and reorganization.

LEGAL OPINIONS

     The validity of the shares of WGL Holdings, Inc. common stock to be issued in the merger will be passed upon by John K. Keane, Jr., Esq., Senior Vice President and General Counsel of Washington Gas Light Company and by Thelen Reid & Priest LLP, 40 West 57th Street, New York, New York 10019, counsel to Washington Gas Light Company and WGL Holdings, Inc. Mr. Keane is regularly employed by Washington Gas Light Company and owns 18,456 shares of the company's common stock as of January 13, 2000.

     Statements of legal conclusion contained herein regarding federal tax treatment are also based on the legal opinion of Thelen Reid & Priest LLP.

EXPERTS

     The 1999 consolidated financial statements incorporated in this proxy statement and prospectus by reference from Washington Gas Light Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999 have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the reports of said firm and upon the authority of said firm as experts in accounting and auditing.

     THE BOARD OF DIRECTORS OF WASHINGTON GAS LIGHT COMPANY HAS UNANIMOUSLY APPROVED THE HOLDING COMPANY REORGANIZATION, ADOPTED THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, AND BELIEVES THE REORGANIZATION TO BE IN THE BEST INTERESTS OF WASHINGTON GAS LIGHT COMPANY AND ITS SHAREHOLDERS, AND RECOMMENDS THAT THE HOLDERS OF WASHINGTON GAS

LIGHT COMPANY COMMON STOCK AND PREFERRED STOCK VOTE "FOR" PROPOSAL 3 AT THE ANNUAL MEETING.

                                   PROPOSAL 4

                              SHAREHOLDER PROPOSAL

     Mrs. Evelyn Y. Davis, whose address is The Watergate Office Building, 2600 Virginia Ave., N.W., Suite 215, Washington, D.C. 20037, has given Washington Gas Light Company notice of her intention to present a proposal for consideration by the shareholders at the annual meeting. The proposal of Mrs. Davis, who is owner of record of 280 shares of common stock of Washington Gas Light Company, is set forth below in the form of a resolution along with her supporting statement.

     YOUR BOARD OF DIRECTORS AND THE MANAGEMENT OF WASHINGTON GAS LIGHT COMPANY OPPOSE THE ADOPTION OF THE FOLLOWING PROPOSAL FOR THE REASONS STATED AFTER THE PROPOSAL AND, THEREFORE, RECOMMEND THAT SHAREHOLDERS VOTE "AGAINST" THE PROPOSAL.

SHAREHOLDER PROPOSAL

     RESOLVED, "That the shareholders of Washington Gas Light Company, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

     The statement submitted by Mrs. Davis in support of her resolution is as follows:

     REASONS: "Many states have mandatory cumulative voting, so do National Banks." "In addition, many corporations have adopted cumulative voting."

     Last year the owners of 6,560,395 shares, representing approximately 24.7% of the shares voting, voted for this proposal.

     "If you AGREE, please mark your proxy FOR this resolution."

OPPOSITION OF YOUR BOARD OF DIRECTORS AND THE MANAGEMENT AND REASONS THEREFOR

     Your board of directors believes it is important for each member of the board to represent all shareholders, not just a particular interest group or faction.

     Persons serving on Washington Gas Light Company's board of directors have wide experience in law, public accounting, business and finance. Directors are not elected to represent a particular viewpoint, and the directors do not believe it is desirable to select candidates for election in that manner.

     These objectives of your directors are fundamentally different from the objectives of a cumulative voting procedure. Cumulative voting could permit a relatively small group of shareholders to elect a particular director. A director elected through cumulative voting might therefore become (or appear to become) an advocate for a particular shareholder group. This result would be directly opposite to the purpose of having each member of your board of directors represent all shareholders.

     For these reasons, the board of directors and the management oppose the proposed resolution.

     Mrs. Davis has submitted substantially the same proposal in the preceding thirteen years and it was defeated by a vote of over 75% of shares voting on the proposal each year.

     THE BOARD OF DIRECTORS AND THE MANAGEMENT OF WASHINGTON GAS LIGHT COMPANY RECOMMEND A VOTE "AGAINST" THE ADOPTION OF THIS SHAREHOLDER PROPOSAL.

                                 OTHER MATTERS

     The board of directors knows of no other matters to be brought before the meeting. However, if any other matters come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote in accordance with their best judgment on such matters.

     The annual report for 1999, including financial statements, was first mailed to shareholders on or about December 31, 1999.

     Upon written request, Washington Gas Light Company will furnish without charge a copy of its most recent annual report on Form 10-K. Please direct these requests to: Shelley Jennings, Treasurer, Washington Gas Light Company, 1100 H St., N.W., Washington, D.C. 20080.

     The solicitation of proxies is being made on behalf of the Board of Directors, and the cost will be borne by Washington Gas Light Company. Brokerage houses and other custodians will be reimbursed by Washington Gas Light Company for their expenses in forwarding proxy materials to principals. Further solicitation of proxies may be made by telephone or other communication by regular employees of Washington Gas Light Company. Morrow & Company has been retained by Washington Gas Light Company for a fee of $50,000, plus expenses, to assist in the solicitation of proxies.

               SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Note: If the proposed holding company is approved and the holding company is implemented, the following information will be applicable to the annual meeting of shareholders of WGL Holdings, Inc.

     Any shareholder who wishes to submit a proposal for printing in Washington Gas Light Company's proxy statement for the annual meeting of shareholders to be held in year 2001 (expected to be held in March 2001) must submit that proposal so it is received by Washington Gas Light Company's corporate secretary no later than the close of business on October 16, 2000. To be included in Washington Gas Light Company's proxy statement, the shareholder proposal must meet the requirements of the applicable rules of the Securities and Exchange Commission. Proposals should be addressed to the corporate secretary, Washington Gas Light Company; 1100 H St., N.W.; Washington, D.C. 20080.

     Other business matters to be brought by shareholders, including any nominations for board membership, can only be considered at the shareholder meeting in accordance with advance notice provisions of Washington Gas Light Company's bylaws. Notice of these matters must be received by Washington Gas Light Company's corporate secretary not later than close of business on January 2, 2001. Notice of such matters should be addressed to the corporate secretary, Washington Gas Light Company; 1100 H St., N.W.; Washington, DC 20080. A copy of the corporate bylaws which describes the advance notice procedures can be obtained from the corporate secretary at the address shown in this paragraph.

                                VOTING BY PROXY

     Proxy cards will be voted as specified, but if not otherwise marked they will be voted: "FOR" Proposals (1), (2) and (3) and "AGAINST" Proposal (4).

                                         By order of the board of directors,

                                               Douglas V. Pope
                                                  Secretary

February 3, 2000

                                   APPENDIX A

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of January 13, 2000 (the "Agreement"), by and among WASHINGTON GAS LIGHT COMPANY, a corporation incorporated under the laws of the Commonwealth of Virginia and the District of Columbia, WGL HOLDINGS, INC., a Virginia corporation and a wholly-owned subsidiary of Washington Gas Light Company ("WGL Holdings") and WASHINGTON GAS ACQUISITION CO., a Virginia corporation and a wholly-owned subsidiary of WGL Holdings ("Acquisition"),

                                  WITNESSETH:

     WHEREAS, the Board of Directors of each of Washington Gas Light Company, WGL Holdings and Acquisition deem it advisable to merge Acquisition with and into Washington Gas Light Company in accordance with the Virginia Stock Corporation Act (the "Virginia Stock Corporation Act") and the District of Columbia Business Corporation Act (the "D.C. Business Corporation Act") and this Agreement for the purpose of establishing WGL Holdings as the parent corporation of Washington Gas Light Company, as a result of which the holders of common stock, $1.00 par value per share of Washington Gas Light Company (the "Washington Gas Light Company Common Stock") would hold, in lieu thereof, common stock of WGL Holdings, no par value per share (the "WGL Holdings Common Stock"); and

     WHEREAS, the Board of Directors of Washington Gas Light Company, WGL Holdings and Acquisition have determined to recommend that their respective shareholders approve this Agreement, the merger of Acquisition with and into Washington Gas Light Company (the "Merger") and the other matters set forth herein;

     NOW, THEREFORE, in consideration of the premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     1.1 MERGER. Acquisition shall be merged with and into Washington Gas Light Company, with Washington Gas Light Company being the corporation surviving the Merger.

     1.2 ARTICLES OF MERGER. Subject to and in accordance with the provisions of this Agreement, Articles of Merger of Washington Gas Light Company shall be delivered for filing to the Clerk's Office of the Virginia State Corporation Commission and the Mayor's Office of the District of Columbia, all as provided by applicable law.

     1.3 EFFECTIVE TIME. The Merger shall become effective at the time of filing on the date on which the Articles of Merger are filed with the Clerk's Office of the Virginia State Corporation Commission and the Mayor's Office of the District of Columbia, as contemplated by Section 1.2 above, unless otherwise specified in these Articles of Merger (the "Effective Time"). At the Effective Time, the separate existence of Acquisition shall cease and Acquisition shall be merged with and into Washington Gas Light Company, which shall continue its corporate existence as the surviving corporation (Washington Gas Light Company and Acquisition being sometimes referred to herein as the "Constituent Corporations" and Washington Gas Light Company, as the surviving corporation, being sometimes referred to herein as the "Surviving Corporation"). Washington Gas Light Company shall succeed, without other transfer, to all the rights and property of Acquisition and shall be subject to all the debts and liabilities of Acquisition in the same manner as if Washington Gas Light Company had itself incurred them. All rights of creditors and all liens upon the property of each of Washington Gas Light Company and Acquisition shall be preserved unimpaired.

     1.4 APPROPRIATE ACTIONS. Prior to and after the Effective Time, WGL Holdings, Washington Gas Light Company and Acquisition, respectively, shall take all actions as may be necessary or appropriate in order to effectuate the Merger. In this connection, WGL Holdings shall issue and deliver the shares of WGL Holdings Common Stock into which outstanding shares of Washington Gas Light Company Common Stock will be converted on the basis and to the extent provided in Article 2 of this Agreement, and shall take other actions as are necessary to fulfill WGL Holdings' obligations hereunder, including, without limitation, those specified in Article 6 of this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full title to all properties, assets, privileges, rights, immunities and franchises of either of the Constituent Corporations, Washington Gas Light Company and the individuals who were the officers and directors of Acquisition as of the Effective Time shall take all further action.

                                   ARTICLE 2

                   TERMS OF CONVERSION AND EXCHANGE OF SHARES

     2.1 WASHINGTON GAS LIGHT COMPANY COMMON STOCK. At the Effective Time, whole and fractional shares of Washington Gas Light Company Common Stock issued and outstanding immediately prior to the Merger shall be automatically changed and converted into shares of WGL Holdings Common Stock, in the ratio of one share of WGL Holdings Common Stock for each one share of Washington Gas Light Company Common Stock, and the WGL Holdings Common Stock shall thereupon be issued and outstanding and shall be fully-paid and non-assessable; provided, however, that this conversion shall not affect shares of holders, if any, who perfect their rights as dissenting shareholders under the D.C. Business Corporation Act with respect to these shares.

     2.2 ACQUISITION COMMON STOCK. The shares of Acquisition Common Stock issued and outstanding immediately prior to the Merger shall be automatically changed and converted into all of the issued and outstanding shares of Common Stock of the Surviving Corporation, which shall thereupon be issued and fully-paid and non-assessable, with the effect that the number of issued and outstanding shares of Common Stock of the Surviving Corporation shall be the same as the number of issued and outstanding shares of Acquisition Common Stock immediately prior to the Effective Time.

     2.3 WGL HOLDINGS COMMON STOCK. Each share of WGL Holdings Common Stock issued and outstanding immediately prior to the Merger shall be canceled.

                                   ARTICLE 3

                      ARTICLES OF INCORPORATION AND BYLAWS

     3.1 WASHINGTON GAS LIGHT COMPANY ARTICLES AND BYLAWS. From and after the Effective Time, and until thereafter amended in accordance with applicable law, the Articles of Incorporation and Bylaws of Washington Gas Light Company as in effect immediately prior to the Merger shall be and continue to be the Articles of Incorporation and Bylaws of Washington Gas Light Company.

     3.2 WGL HOLDINGS ARTICLES AND BYLAWS. From and after the Effective Time, and until thereafter amended in accordance with applicable law, the Articles of Incorporation and Bylaws of WGL Holdings, as in effect immediately prior to the Merger, shall be and continue unchanged to be the Articles of Incorporation and Bylaws of WGL Holdings.

                                   ARTICLE 4

                             DIRECTORS AND OFFICERS

     4.1 WASHINGTON GAS LIGHT COMPANY DIRECTORS AND OFFICERS. The persons who are directors and officers of Washington Gas Light Company immediately prior to the Merger shall continue as directors and officers, respectively, of Washington Gas Light Company and shall until further action of WGL Holdings, continue to hold office as provided in the Articles of Incorporation and Bylaws of Washington Gas Light Company.

     4.2 WGL HOLDINGS DIRECTORS AND OFFICERS. The persons who are directors and officers of WGL Holdings immediately prior to the Merger shall continue as directors and officers, respectively, of WGL Holdings and shall continue to hold office, subject to change pursuant to action taken, as provided in the Articles of Incorporation and Bylaws of WGL Holdings.

                                   ARTICLE 5

                               STOCK CERTIFICATES

     5.1 RIGHTS OF HOLDERS OF CERTIFICATES. Following the Effective Time, certificates representing shares of Washington Gas Light Company Common Stock outstanding at the Effective Time (herein sometimes referred to as "Washington Gas Light Company Certificates") shall represent the same number of shares of WGL Holdings Common Stock and shall evidence the right of the registered holder thereof to receive, and may be exchanged for, certificates for the shares of WGL Holdings Common Stock into which shares of Washington Gas Light Company Common Stock were converted in accordance with Section 2.1. At the Effective Time, WGL Holdings shall issue and deliver, or cause to be issued and delivered, to the transfer agent for WGL Holdings (the "Transfer Agent") certificates representing whole shares of WGL Holdings Common Stock into which outstanding shares of Washington Gas Light Company Common Stock have been converted as provided above. As promptly as practicable following the Effective Time, WGL Holdings shall send or cause to be sent to each former shareholder of record of Washington Gas Light Company immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Washington Gas Light Company Certificates to the Transfer Agent. Upon the proper surrender and delivery to the Transfer Agent (in accordance with WGL Holdings' instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Washington Gas Light Company of the shareholder's Washington Gas Light Company Certificate(s), and in exchange therefor, the Transfer Agent shall as soon as practicable, issue, register and deliver to the stockholder a certificate evidencing the shares of WGL Holdings Common Stock as contemplated in Section 2.1 above.

     5.2 OUTSTANDING CERTIFICATES. Each outstanding certificate which, prior to the Effective Time, represented Washington Gas Light Company Common Stock shall be deemed for all corporate purposes to represent the same number of shares of WGL Holdings Common Stock and the right to receive certificates therefor.

     5.3 STOCK TRANSFER BOOKS. The stock transfer books for Washington Gas Light Company Common Stock shall be deemed to be closed at the Effective Time and no transfer of shares of Washington Gas Light Company Common Stock outstanding prior to the Effective Time shall thereafter be made on the books. As of the Effective Time, WGL Holdings shall establish a stock register reflecting ownership of WGL Holdings Common Stock by former holders of record of Washington Gas Light Company Common Stock.

     5.4 POST-MERGER RIGHTS OF HOLDERS. Following the Effective Time, the holders of certificates for Washington Gas Light Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to stock of Washington Gas Light

Company and their sole rights shall be with respect to the WGL Holdings Common Stock into which their shares of Washington Gas Light Company Common Stock shall have been converted by the Merger, subject to the rights of any dissenting shareholders who perfect dissenters' rights under Section 29-373 of the D.C. Business Corporation Act.

     5.5 UNSURRENDERED CERTIFICATES. Subject to Section 5.6 below, no WGL Holdings Common Stock certificate shall be delivered to any former shareholder of Washington Gas Light Company unless and until the shareholder shall have properly surrendered to the Transfer Agent the Washington Gas Light Company Certificate(s) formerly representing his or her shares of Washington Gas Light Company Common Stock, together with a properly completed Transmittal Letter in the form as shall be provided to the shareholder by WGL Holdings for that purpose. However, subject to prior escheatment under applicable law, upon the proper surrender of the Washington Gas Light Company Certificate(s), the Transfer Agent shall issue, register and deliver a certificate evidencing the shares of WGL Holdings common stock, as described in Sections 2.1 and 5.1, above.

     5.6 LOST, ETC., CERTIFICATES. Any shareholder of Washington Gas Light Company whose certificate for shares of Washington Gas Light Company Common Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of WGL Holdings Common Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Transfer Agent or WGL Holdings (including, without limitation, a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, in substance and amount satisfactory to the Transfer Agent and WGL Holdings).

                                   ARTICLE 6

                    WASHINGTON GAS LIGHT COMPANY STOCK PLANS

     Washington Gas Light Company and WGL Holdings shall take all actions required to provide that, from and after the Effective Time, all director, officer, employee, customer, shareholder and other plans of Washington Gas Light Company or its affiliates, to the extent they directly or indirectly utilize Washington Gas Light Company Common Stock, shall utilize WGL Holdings Common Stock instead of Washington Gas Light Company Common Stock.

                                   ARTICLE 7

                            CONDITIONS OF THE MERGER

     Completion of the Merger is subject to the satisfaction of the following conditions:

     7.1 SHAREHOLDER APPROVAL. The principal terms of this Agreement shall have been approved by the holders of capital stock of the parties hereto as is required by each of the Virginia Stock Corporation Act and the D.C. Business Corporation Act.

     7.2 WGL HOLDINGS COMMON STOCK LISTED. All conditions for the listing on the New York Stock Exchange as of the Effective Time of the WGL Holdings Common Stock to be issued and to be reserved for issuance pursuant to the Merger shall have been satisfied.

     7.3 REGULATORY APPROVALS. All necessary orders, consents, authorization, approvals or waivers from the Virginia State Corporation Commission and all other regulatory bodies, boards or agencies, or from other third parties, shall have been received, remain in full force and effect, and shall not include, in the sole judgment of the Board of Directors of Washington Gas Light Company, unacceptable conditions.

     7.4 FILINGS. All documents that are required to be filed pursuant to the Virginia Stock Corporation Act and the D.C. Business Corporation Act shall have been duly executed and filed with the appropriate agency.

     7.5 SHENANDOAH GAS COMPANY MERGER. Merger of Shenandoah Gas Company into Washington Gas Light Company shall be effective.

     7.6 TAX OPINION. Washington Gas Light Company shall have received an acceptable opinion of Thelen Reid & Priest LLP confirming the tax status of the Merger and reorganization contemplated by this Agreement.

                                   ARTICLE 8

                           AMENDMENT AND TERMINATION

     8.1 AMENDMENT. The parties to this Agreement, by consent of their respective boards of directors, may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing at any time before or after approval of this Agreement by the pre-Merger shareholders of Washington Gas Light Company (as provided in Section 7.1 above); provided, however, that no such amendment, modification or supplement shall, if agreed to after such approval by the pre-Merger shareholders of Washington Gas Light Company, change any of the principal terms of this Agreement in a manner which would materially and adversely affect the rights of the shareholders of Washington Gas Light Company.

     8.2 TERMINATION. This Agreement may be terminated and the transactions provided for by this Agreement may be abandoned at any time, whether before or after approval of this Agreement by the pre-Merger shareholders of Washington Gas Light Company, by action of the board of directors of Washington Gas Light Company if such board of directors determines for any reason that the completion of the transactions provided for herein would for any reason be inadvisable or not in the best interests of Washington Gas Light Company or its shareholders.

                                   ARTICLE 9

                                 MISCELLANEOUS

     9.1 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original hereof.

     9.2 VIRGINIA LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia.

     IN WITNESS WHEREOF, Washington Gas Light Company, WGL Holdings and Acquisition have each caused this Agreement to be executed by an authorized officer.

                                          WASHINGTON GAS LIGHT COMPANY

                                          By: s/ James H. DeGraffenreidt, Jr.
                                             -----------------------------------
                                          Chairman and Chief Executive Officer

                                          WGL HOLDINGS, INC.

                                          By: s/ James H. DeGraffenreidt, Jr.
                                             -----------------------------------
                                          Chairman and Chief Executive Officer

                                          WASHINGTON GAS ACQUISITION CO.

                                          By: s/ James H. DeGraffenreidt, Jr.
                                             -----------------------------------
                                          Chairman and Chief Executive Officer

                                   APPENDIX B

                           ARTICLES OF INCORPORATION

                               WGL HOLDINGS, INC.

     The undersigned, being an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation authorized by law to issue shares, pursuant to the provisions of the Virginia Stock Corporation Act, Chapter 9 of Title 13.1 of the Code of Virginia.

     FIRST:  The name of the Corporation is WGL Holdings, Inc. (the
"Corporation").

     SECOND: The purpose of the Corporation is to engage in any lawful act or activity not required to be specifically stated in these Articles of Incorporation ("Articles") for which corporations may be organized under the laws of the Commonwealth of Virginia.

     THIRD: (a) The aggregate number of shares which the Corporation is authorized to issue and the par value per share are as follows:

  CLASS    NUMBER OF SHARES    PAR VALUE
  -----    ----------------   ------------
Common       120,000,000      No Par Value
Preferred      3,000,000      No Par Value

          (b) The Board of Directors of the Corporation shall have the authority to fix, in whole or in part, the preferences, limitations and relative rights, within the limits set by law, of (i) any class of shares before the issuance of any shares of that class, or (ii) one or more series within a class before the issuance of any shares of that series.

          (c) The holders of common stock, to the exclusion of any other class of stock of the Corporation, have sole and full power to vote for the election of directors and for all other purposes without limitation except only (i) as otherwise expressly provided in the serial designation of any series of preferred stock, (ii) as otherwise expressly provided in these Articles or (iii) as otherwise expressly provided by the then existing laws of the Commonwealth of Virginia. In the election of directors and in all other matters as to which the shareholders shall be entitled to vote, the holders of common stock will be entitled to one vote for each share of common stock held by them. The outstanding shares of common stock, upon dissolution, liquidation or winding up of the Corporation, entitle their holders to share, pro rata, based on the number of shares owned, in the Corporation's assets remaining after payment or provisions for payment of all debts and liabilities of the Corporation, and after provisions for the outstanding shares of any class of stock or other security having senior liquidation rights to the common stock.

          (d) No holder of shares of stock of any class of the Corporation will have any preemptive or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations of the Corporation convertible into stock of the Corporation, issued or sold, nor any right of subscription to any thereof.

     FOURTH: Subject to the rights of holders of any series of preferred stock to elect directors under specified circumstances:

          (a) The number of directors of the Corporation shall consist of one or more individuals as may be fixed from time to time by resolution of the Board of Directors of the Corporation.

          (b) Any action required or permitted by these Articles of Incorporation to be taken by the Board of Directors may be taken by a duly authorized committee of the Board of Directors, except as otherwise required by law.

     FIFTH: No director or officer of the Corporation shall be liable to the Corporation or its shareholders for any monetary damages for any action taken or any failure to take any action as a director or officer; provided, however, that nothing herein shall be deemed to eliminate or limit any liability which may not be so eliminated or limited under the laws of the Commonwealth of Virginia, as in effect at the effective date of these Articles of Incorporation or as thereafter amended. No amendment, modification or repeal of this ARTICLE FIFTH shall eliminate or limit the protection afforded to a officer or director with respect to any act or omission occurring before the effective date hereof.

     SIXTH: (a) The Corporation shall, to the maximum extent permitted by applicable law, as from time to time in effect, indemnify any person who was, is or is threatened to be named as a defendant or respondent in or otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including without limitation any such action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor (any such action, suit or proceeding being herein called a "Proceeding"), because he or she is or was a director or officer of the Corporation or because he or she, while a director or officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or any other entity or enterprise, against any and all judgments, settlements, penalties, fines, including any excise tax assessed with respect to an employee benefit plan, and/or reasonable expenses (including counsel fees) incurred with respect to a Proceeding or any appeal therein.

          (b) The Corporation shall pay any such expenses incurred by a director or officer, or former director or officer, of the Corporation in connection with any such Proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such advances to the extent of the amount to which such person shall ultimately be determined not to be entitled and upon satisfaction of such other conditions as may be required by applicable law.

          (c) The Corporation, by resolution of the Board of Directors, may extend the benefits of this Article SIXTH to current and/or former employees, agents and other representatives of the Corporation (each person entitled to benefits under this Article SIXTH being hereinafter sometimes called an "Indemnified Person").

          (d) All rights to indemnification and to the advancement of expenses granted under or pursuant to this Article SIXTH shall be deemed to arise out of a contract between the Corporation and each person who is an Indemnified Person at any time while this Article SIXTH is in effect and may be evidenced by a separate contract between the Corporation and each Indemnified Person; and such rights shall be effective in respect of all Proceedings commenced after the effective date of these Articles of Incorporation, whether arising from acts or omissions occurring before or after such date. No amendment, modification or repeal of this Article SIXTH shall affect any rights or obligations theretofore existing.

          (e) The Corporation may purchase and maintain insurance on behalf of, or insure or cause to be insured, any person who is an Indemnified Person against any liability asserted against or incurred by him or her in any capacity in respect of which he or she is an Indemnified Person, or arising out of his or her status in such capacity, whether or not the Corporation would have the power to indemnify him or her against such liability under this Article SIXTH. As used in this Section "insurance" includes retrospectively rated and self-insured programs; provided, however that no such program shall provide coverage for directors and officers which is prohibited by applicable law. The Corporation's indemnity of any person who is an Indemnified Person shall be reduced by any amounts such person may collect with respect to such liability (1) under any policy of insurance purchased and maintained on his or her behalf by the Corporation or (2) from any other entity or enterprise served by such person.

          (f) The rights to indemnification and to the advancement of expenses and all other benefits provided by, or granted pursuant to, this Article SIXTH shall continue as to a person who has ceased to serve in the capacity in respect of which such person was an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such person.

          (g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article SIXTH shall not be deemed exclusive of any other rights to which any Indemnified Person may be entitled under any statute or court order or any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

          (h) The Board of Directors shall have the power and authority to make, alter, amend and repeal such procedural rules and regulations relating to indemnification and the advancement of expenses as it, in its discretion, may deem necessary or expedient in order to carry out the purposes of this Article SIXTH, such rules and regulations, if any, to be set forth in the Bylaws of the Corporation or in a resolution of the Board of Directors.

     SEVENTH:

     A. PURPOSE. Article SEVENTH seeks to assure fair treatment of each shareholder in the event of specified corporate actions.

     B. DEFINITIONS.  For purposes of Article SEVENTH, the following terms mean:

          1. "Business Combinations" include:

             a. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (1) any Interested Shareholder (as hereinafter defined), or (2) any other corporation (whether or not it is an Interested Shareholder) which is, or after such merger or consolidation would be, an affiliate of an Interested Shareholder; or

             b. any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more; or

             c. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any affiliate of any Interested Shareholder in exchange for cash, securities, or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

             d. the adoption of any plan or proposal for a statutory exchange of shares or the liquidation or dissolution of the Corporation initiated by an Interested Shareholder or any affiliate of any Interested Shareholder; or

             e. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which are directly or indirectly owned by any Interested Shareholder or any affiliate of any Interested Shareholder.

          2. A "person" includes any individual, firm, corporation, association, or other entity. When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring Voting Stock of the Corporation, such partnership, syndicate, or group shall be deemed a "person."

          3. "Voting Stock" includes those issued and outstanding shares of the stock of the Corporation entitled to vote generally in the election of Directors but shall not include any shares which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, exchange rights, warrants, or options.

          4. "Affiliate" or "associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

          5. A "beneficial owner" of Voting Stock is a person or any of its affiliates or associates who or which:

             a. own, directly or indirectly, Voting Stock; or

             b. have (i) the right to acquire Voting Stock (whether such right may be exercised immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or (ii) the right to vote Voting Stock pursuant to any agreement, arrangement, or understanding; or

             c. have any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of any shares of Voting Stock with any other person which owns the Voting Stock, directly or indirectly.

          6. An "Interested Shareholder" is any person (other than the Corporation or any Subsidiary) who or which:

             a. is the beneficial owner, directly or indirectly, of more than 10% of the Voting Stock; or

             b. is an affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 10% of the Voting Stock; or

             c. is an assignee of, or has otherwise succeeded to, any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

          7. A "Subsidiary" is any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation, provided that, for purposes of the definition of Interested Shareholder set forth in B-6 above, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          8. A "Continuing Director" is any member of the Board of Directors of the Corporation (the Board) who is unaffiliated with the Interested Shareholder and was a member of the Board immediately prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

          9. "Fair Market Value" means:

             a. in the case of stock, the highest closing price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stock; or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange; or, if such stock is not listed on such exchange, on the principal securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed; or, if such stock is not listed on any such exchange, the highest closing-bid quotation with respect to a share of such stock during the 30-day period preceding the date in any system then in use; or, if no such quotation for a share of such stock is available, a fair price as determined by the Board in good faith; and

             b. the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

          10. If the Corporation survives in any Business Combination, the phrase "consideration other than cash to be received" as used in Paragraph E shall include shares of Common Stock of the Corporation and/or the shares of any other class of stock of the Corporation entitled to vote generally in election of Directors.

     C. POWERS OF THE BOARD OF DIRECTORS. The Board shall have the power to determine, after reasonable inquiry, (1) whether a person is an Interested Shareholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an affiliate or associate of another, and (4) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

     D. REQUIRED SHAREHOLDER APPROVAL OF A BUSINESS COMBINATION. In addition to any affirmative vote required by law or other provision of these Articles, the consummation of any Business Combination shall require the affirmative vote of the holders of at least 80% of the shares of the outstanding Voting Stock, voting together as a single class. For purposes of this Article SEVENTH, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article THIRD, paragraph (c) of these Articles. Such vote shall be taken at a duly called Annual Meeting or Special Meeting of Shareholders. Such affirmative vote shall be required notwithstanding the fact that no vote may be required by law or that a lesser percentage may be specified by law, an agreement with any national securities exchange, or otherwise.

     E. WHEN VOTE SPECIFIED IN PARAGRAPH D IS NOT REQUIRED. The provisions of Paragraph D shall not be applicable to any Business Combination, and such Business Combination shall require only such affirmative vote as is required by law or other provision of these Articles, if:

          1. the Business Combination shall have been approved by a majority of the Continuing Directors; or

          2. the following Minimum Price Condition and Specified Conditions have been met:

             a. As to the Minimum Price Condition, the following standards of fairness must be met:

                (1) COMMON STOCK. As of the date of the consummation of the Business Combination, the aggregate amount of the cash and the Fair Market Value of consideration other than cash to be received per share by holders of the

           Corporation's Common Stock upon the consummation of such Business Combination shall be at least equal to the highest of:

                (a) the highest per-share price (including any brokerage commissions, transfer taxes, and soliciting dealers' fees) paid by the Interested Shareholder for any shares of the Corporation's Common Stock acquired by it within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the Announcement Date) or in the transaction by which it became an Interested Shareholder, whichever is higher;

                (b) The Fair Market Value per share of the Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the Determination Date), whichever is higher; or

                (c) the price per share equal to the Fair Market Value per share of the Corporation's Common Stock determined pursuant to (b) above multiplied by the ratio of the highest per-share price (including any brokerage commissions, transfer taxes, and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to the Fair Market Value per share of common stock on the first day in such two-year period during which the Interested Shareholder acquired any shares of Common Stock.

          (2) PREFERRED STOCK. As of the date of the consummation of the Business Combination, the aggregate amount of the cash and the Fair Market Value of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that this Paragraph E-2a(2) must be satisfied with respect to every class of outstanding Voting Stock whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

                (a) the highest per-share price (including any brokerage commissions, transfer taxes, and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction by which it became an Interested Shareholder, whichever is higher;

                (b) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation;

                (c) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; or

                (d) the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to (c) above multiplied by the ratio of the highest per-share price (including any brokerage commissions, transfer taxes, and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period during which the Interested Shareholder acquired any shares of such class of Voting Stock.

          b. In addition to the Minimum Price Condition in Paragraph E-2a, the following Specified Conditions in this Paragraph E-2b must also be met:

             (1) FORM OF PAYMENT. The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class of Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either in cash or in the same form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

             (2) CHANGES IN CORPORATION DIVIDENDS. After the Interested Shareholder has become an Interested Shareholder and prior to the consummation of a Business Combination,

                (a) the Corporation shall have continued to declare and pay at the regular date therefor the full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock, except as otherwise approved by a majority of the Continuing Directors; and

                (b) the Corporation shall have continued to declare and pay at the regular date the established dividends on the Common Stock (except as necessary to reflect any subdivision of the Common Stock and as otherwise approved by a majority of the Continuing Directors) and the Corporation shall have declared and paid an increase in such established rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, except as otherwise approved by a majority of the Continuing Directors.

             (3) NO CHANGES IN STOCK INTERESTS. The Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

             (4) FINANCIAL TRANSACTIONS WITH THE CORPORATION. After becoming an Interested Shareholder, the Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges, or other financial assistance, or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of, or in connection with, such Business Combination or otherwise.

             (5) SHAREHOLDERS PROVIDED WITH INFORMATION. The Corporation or the Interested Shareholder shall have mailed to shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination a proxy or information statement (whether or not such proxy or information statement is required to be mailed pursuant to law or otherwise) describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules, or regulations).

     F. NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED SHAREHOLDERS. Nothing contained in this Article SEVENTH shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     G. AMENDMENT OR REPEAL OF ARTICLE SEVENTH. Notwithstanding any other provisions of law, these Articles, or the Bylaws of the Corporation, the affirmative vote of not less than 80% of the Voting Stock, voting together as one class, shall be required to amend, alter, change, repeal, or adopt any provision inconsistent with this Article SEVENTH.

     EIGHTH: The Corporation reserves the right to amend or repeal any provisions contained in these Articles from time to time and at any time in the manner now or hereafter prescribed by the laws of the Commonwealth of Virginia, and all rights herein conferred upon stockholders, directors and officers are subject to this reserved power.

     NINTH: The post office address with street and number, if any, of the registered office of the Corporation in the Commonwealth of Virginia is
          . The county or city in the Commonwealth of Virginia in which the said
registered office of the Corporation is located is the           .

     The name of the registered agent of the Corporation at the said registered office is:

Dated:
      ---------------------                          ---------------------------
                                                     Incorporator

                                   APPENDIX C

                               WGL HOLDINGS, INC.

                                     BYLAWS

                                   ARTICLE I

                                 Shareholders.

     SECTION 1. Annual Meeting. The annual meeting of shareholders of WGL Holdings, Inc. (the "Company") shall be held at such time and place within or without the state of Virginia as shall be determined by the Board of Directors and as shall be stated in the notice of the meeting. The meeting shall be held for the purpose of electing directors and for the transaction of such other business as properly may come before such meeting.

     SECTION 2. Special Meetings. Special meetings of shareholders may be held upon call by the Chairman of the Board, the President, the Secretary, a majority of the Board of Directors, or a majority of the Executive Committee, and shall be called by the Chairman of the Board, the President or Secretary upon the request in writing of the holders of record of not less than one-tenth of all the outstanding shares of stock entitled by its terms to vote at such meeting, at such time and at such place within or without the state of Virginia as may be fixed in the call and stated in the notice setting forth such call. Such request by the shareholders and such notice shall state the purpose of the proposed meeting.

     SECTION 3. Notice of Meetings. Notice of the time, place and purpose of every meeting of the shareholders, shall, except as otherwise required by law, be delivered personally or mailed at least ten (10) but not more than sixty (60) days prior to the date of such meeting to each shareholder of record entitled to vote at the meeting at his or her address as it appears on the records of the Company. Any meeting may be held without notice if all of the shareholders entitled to vote thereat are present in person or by proxy at the meeting, or if notice is waived by those not so present in person or by proxy.

     SECTION 4. Quorum. At every meeting of the shareholders, the holders of record of a majority of the shares entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum. The vote of the majority of such quorum shall be necessary for the transaction of any business, unless otherwise provided by law or the articles of incorporation. If the meeting cannot be organized because a quorum has not attended, those present in person or by proxy may adjourn the meeting from time to time until a quorum is present when any business may be transacted that might have been transacted at the meeting as originally called.

     SECTION 5. Voting and Proxies. Unless otherwise provided by law or the articles of incorporation, every shareholder of record entitled to vote at any meeting of shareholders shall be entitled to one vote for every share of stock standing in his or her name on the records of the Company on the record date fixed as provided in these Bylaws. In the election of directors, all votes shall be cast by ballot and the persons having the greatest number of votes shall be the directors. On matters other than election of directors, votes may be cast in such manner as the Chairman of the meeting may designate.

     Shareholders of record and entitled to vote may vote at any meeting held, in person or by proxy, authorized by any means permitted by the Virginia Stock Corporation Act or other applicable law.

     SECTION 6. Inspectors. The Board of Directors shall annually appoint two or more persons to act as inspectors or judges at any election of directors or vote conducted by ballot at any meeting of shareholders. Such inspectors or judges of election shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken. In case of a failure to appoint inspectors, or in case an inspector shall fail to attend, or refuse or be unable to serve, the Chairman of the meeting may appoint, or the shareholders may elect, an inspector or inspectors to act at such meeting. Such inspector or inspectors shall make a certificate of the result of the vote taken.

     SECTION 7. Conduct of Shareholders' Meeting. The following persons, in the order named, shall be entitled to call each shareholders' meeting to order:
(1) the Chairman of the Board, (2) the President of the Company, (3) a Vice President, or (4) any person elected by the shareholders. The shareholders shall have the right to elect a Chairman of the meeting.

     The Secretary of the Company, or in his or her absence any person appointed by the Chairman, shall act as Secretary of the meeting for organization purposes. The shareholders shall have the right to elect a secretary of the meeting.

     SECTION 8. Record Date. In lieu of closing the stock transfer books, the Board of Directors, in order to make a determination of shareholders entitled to notice of or to vote at any meeting, or to receive payment of any dividends or for any other proper purpose, may fix in advance a date, but not more than seventy days in advance, as a record date for such determination, and in such case only shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend, or to exercise such other rights, as the case may be, notwithstanding any transfer of stock on the books of the Company after such date. If the Board of Directors does not fix a record date as aforesaid, such date shall be as provided by law.

     SECTION 9. Notice of Business. At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting
(1) by or at the direction of the Board of Directors or (2) by any shareholder of the Company who is a shareholder of record at the time of giving of the notice as provided for in this Section 9, who shall be entitled to vote at such meeting and who complies with the following procedures:

          Requirement of Timely Notice. For business to be properly brought before a meeting of shareholders by a shareholder, the business shall be a proper subject of shareholder action and the shareholder shall have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice shall be delivered to or mailed and received by the Secretary at the principal executive office of the Company not less than sixty (60) days prior to the scheduled date of the meeting (regardless of any postponements, deferrals or adjournments of the meeting to a later date); provided, however, if no notice is given and no public announcement is made to the shareholders regarding the date of the meeting at least 75 days prior to the meeting, the shareholder's notice shall be valid if delivered to or mailed and received by the Secretary at the principal executive office of the Company not less than fifteen (15) days following the day on which the notice or public announcement of the date of the meeting was given or made.

          Contents of Notice. Such shareholder's notice to the Secretary shall set forth as to each item of business the shareholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the articles of incorporation or these Bylaws, the language of the proposed amendment, (2) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (3) the class and number of shares of capital stock of the Company that are beneficially owned by such shareholder, and (4) any material interest (financial or other) of such shareholder in such business.

          Compliance with Bylaws. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a shareholders' meeting except in accordance with the procedures set forth in this Section 9. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted at the meeting. Notwithstanding the foregoing provisions of this Section 9, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 9.

          Effective Date of Shareholder Business. Notwithstanding anything in these Bylaws to the contrary, no business brought before a meeting of the shareholders by a shareholder shall become effective until the final termination of any proceeding which may have been commenced in any court of competent jurisdiction for an adjudication of any legal issues incident to determining the validity of such business and the procedure pursuant to which it was brought before the shareholders, unless and until such court shall have determined that such proceedings are not being pursued expeditiously and in good faith.

                                   ARTICLE II

                              Board of Directors.

     SECTION 1. Number, Powers, Term of Office, Quorum. The Board of Directors of the Company shall consist of one or more individuals as may be fixed from time to time by the Board of Directors. The Board of Directors may exercise all the powers of the Company and do all acts and things which are proper to be done by the Company which are not by law or by these Bylaws directed or required to be exercised or done by the shareholders. The members of the Board of Directors shall be elected at the annual meeting of shareholders and shall hold office until the next succeeding annual meeting, or until their successors shall be elected and shall qualify. A majority of the number of directors shall constitute a quorum for the transaction of business. The action of a majority of the directors present at any lawful meeting at which there is a quorum shall, except as otherwise provided by law or by these Bylaws, be the action of the Board.

     SECTION 2. Election. Except as provided in Section 3 hereof, directors shall be elected by the shareholders of the Company pursuant to the procedures enumerated below:

          Eligible Persons. Only persons who are nominated in accordance with the following procedures shall be eligible for election by the shareholders as directors of the Company.

          Nominations. Nominations of persons for election as directors of the Company may be made at a meeting of shareholders (1) by or at the direction of the Board of Directors, (2) by any committee or person appointed by the Board of Directors or (3) by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.

          Nomination by Directors or Committee. Nominations made by or at the direction of the Board of Directors or the committee or person appointed by the Board of Directors may be made at any time prior to the shareholders' meeting. The Board of Directors must send notice of nominations to the shareholders together with the notice of the meeting of the shareholders; provided, however, if the nominations are made after the notice of the meeting has been mailed, the Board of Directors must send notice of its nominations to the shareholders as soon as practicable.

          Nomination by Shareholders. Nominations, other than those made by or at the direction of the Board of Directors or the committee or person appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder's notice shall be delivered to or mailed and received by the Secretary at the principal executive office of the Company not less than sixty (60) days prior to the scheduled date of the meeting (regardless of any postponements, deferrals or adjournments of the meeting to a later date); provided, however, if no notice is given and no public announcement is made to the shareholders regarding the date of the meeting at least 75 days prior to the meeting, the shareholder's notice shall be valid if delivered to or mailed and received by the Secretary at the principal executive office of the Company not less than fifteen (15) days following the day on which the notice or public announcement of the date of the meeting was given or made.

          Contents of Notice. Nominations, other than those made by or at the direction of the Board of Directors or the committee or person appointed by the Board of Directors, shall set forth:

             (1) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residential address of the person, (b) the principal occupation or employment of the person (c) the class and number of shares of capital stock of the Company that are beneficially owned by the person, (d) written consent by the person, agreeing to serve as director if elected, (e) a description of all arrangements or understandings between the person and the shareholder regarding the nomination, (f) a description of all arrangements or understandings between the person and any other person or persons (naming such persons) regarding the nomination, (g) all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended, and (h) such other information as the Company may reasonably request to determine the eligibility of such proposed nominee to serve as director of the Company; and

             (2) as to the shareholder giving the notice, (a) the name, business address and residential address of the shareholder giving the notice,
        (b) the class and number of shares of capital stock of the Company that are beneficially owned by such shareholder, (c) a description of all arrangements or understandings between the shareholder and the nominee regarding the nomination, and (d) a description of all arrangements or understandings between the shareholder and any other person or persons (naming such persons) regarding the nomination.

          Compliance with Bylaws. No person shall be eligible for election by the shareholders as a director of the Company unless nominated in accordance with the procedures set forth in this section of the Bylaws. The Chairman of the Board of Directors shall, if the facts warrant, determine and declare prior to the meeting of shareholders that the nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so inform the nominee and the shareholder who nominated the nominee as soon as practicable and the defective nomination shall be disregarded.

          Effective Date of Election of Director. Notwithstanding anything in these Bylaws to the contrary, no election of a director nominated by a shareholder shall become effective until the final termination of any proceeding which may have been commenced in any court of competent jurisdiction for an adjudication of any legal issues incident to determining the procedure pursuant to which the nomination of such director was brought before the shareholders, unless and until such court shall have determined that such proceedings are not being pursued expeditiously and in good faith.

     SECTION 3. Vacancies. If a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors:

     (a) the shareholders may fill the vacancy;

     (b) the board of directors may fill the vacancy; or

     (c) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of directors remaining in office.

     A vacancy that will occur at a specific later date, by reason of a resignation effective at a later date, may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

     A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. A director filling a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified.

     SECTION 4. Meetings. Regular meetings of the Board shall be held at such time and place as provided by resolution of the Board of Directors or as stated in the notice of the meeting.

     Special meetings of the Board may be called by the Chairman of the Board, the President of the Company, or by any two directors. At least two days' notice of all special meetings of the Board shall be given to each director personally by telegraphic, electronic or written notice. Any meeting may be held without notice if all of the directors are present, or if those not present waive notice of the meeting by telegram, electronic communication or in writing. Special meetings of the Board of Directors may be held within or without the state of Virginia.

     SECTION 5. Committees. The Board of Directors shall, by resolution or resolutions passed by a majority of the whole Board, designate an Executive Committee, to consist of the Chief Executive Officer of the Company who may be the Chairman of the Board, or the President and three additional members, and three alternates to serve at the call of the Chief Executive Officer in case of the unavoidable absence of one of the regular members, to be elected from the Board of Directors. The Executive Committee shall, when the Board is not in session, have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Company.

     The Board of Directors may appoint other committees, standing or special, from time to time, from among their own number, or otherwise, and confer powers on such committees, and revoke such powers and terminate the existence of such committees at its pleasure.

     A majority of the members of any such committee shall constitute a quorum for the purpose of fixing the time and place of its meetings, unless the Board shall otherwise provide. All action taken by any such committee shall be reported to the Board at its meeting next succeeding such action.

     SECTION 6. Compensation of Directors. The Board of Directors shall fix the fee to be paid to each director for attendance at any meeting of the Board or of any committee thereof, and may, in its discretion, authorize payment to directors of traveling expenses incurred in attending any such meeting.

     SECTION 7. Removal. Any director may be removed from office at any time, with or without cause, and another be elected in his or her place, by the vote of the holders of record of a majority of the outstanding shares of stock of the Company (of the class or classes by which such director was elected) entitled to vote thereon, at a special meeting of shareholders called for such purpose.

                                  ARTICLE III

                                   Officers.

     SECTION 1. Officers. The officers of the Company shall be elected by the Board of Directors and shall consist of a Chairman of the Board, a President, a Secretary, a Treasurer, and one or more Vice Presidents, and such other officers as the Board from time to time shall elect, with such duties as the Board shall deem necessary to conduct the business of the Company. Any officer may hold two or more offices (including those of the Chairman of the Board and President) except that the offices of President and Secretary may not be held by the same person. The Chairman of the Board shall be a director; other officers, including any Vice Chairman and the President, may be, but are not required to be, Directors.

     SECTION 2. Term of Office. Removal. In the absence of a special contract, all officers shall hold their respective offices for one year or until their successors shall have been duly elected and qualified, but they or any of them may be removed from their respective offices on a vote by a majority of the Board.

     SECTION 3. Powers and Duties. The officers of the Company shall have such powers and duties as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors and/or by the Executive Committee. In the absence of the Chairman of the Board, if any, the President shall preside at the meetings of the Board of Directors. In the absence of both the Chairman of the Board and the President, and provided a quorum is present, the senior member of the Board present, in terms of service on the Board, shall serve as Chairman pro tem of the meeting.

     SECTION 4. Salaries. The salaries of all executive officers of the Company shall be determined and fixed by the Board of Directors, or pursuant to such authority as the Board may from time to time prescribe.

                                   ARTICLE IV

                   Indemnification of Directors and Officers.

     SECTION 1. Any indemnification (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstance because the person was not finally adjudged in any threatened, pending or completed action, suit or proceeding (an "Action") to have knowingly violated criminal law or was not liable for willful misconduct in the performance of the person's duty to the Company. In the case of any director, such determination shall be made: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such Action; or
(2) if such a quorum is not obtainable, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; or (3) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed by clause (1) or
(2) of this paragraph, or if such a quorum is not obtainable and such a committee cannot be designated, by majority vote of the Board of Directors, in which selection directors who are parties may participate; or (4) by vote of the shareholders, in which vote shares owned by or voted under the control of directors, officers and employees who are at the time parties to the Action may not be voted. In the case of any officer, employee, or agent other than a director, such determination may be made (i) by the Board of Directors or a committee thereof; (ii) by the Chairman of the Board of the Company or, if the Chairman is a party to such Action, the President of the Company, or (iii) such other officer of the Company, not a party to such Action, as such person specified in clause (i) or (ii) of this paragraph may designate. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled hereunder to select such legal counsel.

     It is the intention of the Company that the indemnification set forth in this Section of Article IV, shall be applied to no less extent than the maximum indemnification permitted by law. In the event that any right to indemnification or other right hereunder may be deemed to be unenforceable or invalid, in whole or in part, such unenforceability or invalidity shall not affect any other right hereunder, or any right to the extent that is not deemed to be unenforceable. The indemnification provided herein shall be in addition to, and not exclusive of, any other rights to which those indemnified may be entitled under the articles of incorporation, any Bylaw, agreement, vote of shareholders, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and inure to the benefit of such person's heirs, executors, and administrators.

                                   ARTICLE V

                              Checks, Notes, Etc.

     SECTION 1. All checks and drafts on the Company's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

     SECTION 2. Shares of stock and other interests in other corporations or associations shall be voted by such officer or officers as the Board of Directors may designate.

     SECTION 3. Except as the Board of Directors shall otherwise provide, all contracts expressly approved by the Board shall be signed on behalf of the Company by the Chairman of the Board, the President, or a Vice President.

                                   ARTICLE VI

                                 Capital Stock.

     SECTION 1. Certificate for shares. The interest of each shareholder of the Company shall be evidenced by a certificate or certificates for shares of stock in such form as required by law and as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and sealed with the seal of the Company. Such seal may be a facsimile.

     Where any such certificate is countersigned by a transfer agent other than the Company, or an employee of the Company, or is countersigned by a transfer clerk and is registered by a registrar, the signatures of the President or Vice President and the Secretary or Assistant Secretary may be facsimiles.

     In case any officer who has signed, or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Company with the same effect as if such officer had not ceased to hold such office at the date of its issue.

     SECTION 2. Transfer of Shares. The shares of stock of the Company shall be transferable on the books of the Company by the holders thereof in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Company or its agents may reasonably require.

     SECTION 3. Lost, Stolen or Destroyed Certificates. No certificate of stock claimed to have been lost, destroyed or stolen shall be replaced by the Company with a new certificate of stock until the holder thereof has produced evidence of such loss, destruction or theft, and has furnished indemnification to the Company and its agents to such extent and in such manner as the proper officers or the Board of Directors may from time to time prescribe.

                                  ARTICLE VII

                               Corporate Records.

     SECTION 1. Records. The Company shall keep such books and records as may be required by applicable law.

     SECTION 2. Inspection. Shareholders of the Company shall have the right to inspect the books and records of the Company as provided by the law of the state of Virginia.

                                  ARTICLE VIII

                                  Fiscal Year.

     The fiscal year of the Company shall begin on the 1st day of October in each year and shall end on the 30th day of September following.

                                   ARTICLE IX

                                Corporate Seal.

     The seal of the Company shall be circular in form and there shall be inscribed thereon -- WGL Holdings, Inc. -- a Corporation of Virginia -- 2000.

                                   ARTICLE X

                                  Amendments.

     The Board of Directors may amend or repeal the Company's Bylaws except to the extent that (i) The Company's articles of incorporation or Virginia state law reserves this power to the stockholders, or (ii) the shareholders in adopting or amending particular bylaws provide expressly that the board of directors may not amend or repeal that bylaw. The Company's shareholders may amend or repeal the Company's bylaws even though the bylaws may also be amended or repealed by the Board of Directors.

                                   APPENDIX D

      SECTION 29-373 OF THE DISTRICT OF COLUMBIA BUSINESS CORPORATION ACT

     29-373 SAME--RIGHTS OF DISSENTING SHAREHOLDERS.--(a) If a shareholder of a corporation which is a party to a merger or consolidation shall file with the corporation, prior to or at the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, a written objection to the plan of merger or consolidation, and shall not vote in favor of the plan, and the shareholder, within 20 days after the merger or consolidation is effected, shall make written demand on the surviving or new corporation for payment of the fair value of his or her shares as of the day prior to the date on which the vote was taken approving the merger or consolidation, the surviving or new corporation shall pay to the shareholder the fair value of the shares forthwith, in the case of holders of uncertificated shares, or upon surrender of the certificate or certificates representing the shares, in the case of holders of shares represented by certificates. Such a demand shall state the number and class of the shares owned by the dissenting shareholder. Any shareholder failing to make demand within the 20-day period shall be bound by the terms of the merger or consolidation.

     (b) If within 30 days after the date on which the merger or consolidation was effected the value of the shares is agreed upon between the dissenting shareholder and the surviving or new corporation payment therefor shall be made within 90 days after the date on which the merger or consolidation was effected, in the case of holders of uncertificated shares, or upon surrender of the certificate or certificates representing the shares, in the case of holders of shares represented by certificates. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in the shares of the corporation.

     (c) If within the period of 30 days the shareholder and the surviving or new corporation do not agree, the dissenting shareholder may, within 60 days after the expiration of the 30-day period, file a petition in any court of competent jurisdiction within the District of Columbia asking for a finding and determination of the fair value of the shares, and shall be entitled to judgment against the surviving or new corporation for the amount of the fair value as of the day prior to the date on which the vote was taken approving the merger or consolidation, together with interest at the rate of 5% per annum to the date of the judgment. The judgment shall be payable forthwith, in the case of holders of uncertificated shares, or upon surrender of the certificate or certificates representing the shares to the surviving or new corporation, in the case of holders of shares represented by certificates. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in the shares or in the surviving or new corporation. The shares may be held and disposed of by the surviving or new corporation. The shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file the petition within the time herein limited, the shareholder and all persons claiming under him or her shall be bound by the terms of the merger or consolidation.

     (d) The right of a dissenting shareholder to be paid the fair value of his or her shares as herein provided shall cease if and when the corporation shall abandon the merger and consolidation.

          WASHINGTON GAS ANNUAL MEETING -- MARCH 3, 2000 -- 10:00 A.M.
                 GALLAUDET UNIVERSITY KELLOGG CONFERENCE CENTER
          800 Florida Avenue, NE, Washington, D.C. 20002 (202)651-6000

                          DIRECTIONS & SHUTTLE SERVICE
DIRECTIONS BY CAR
FROM THE NORTH:
- INTERSTATE 95 SOUTH to the BALTIMORE-WASHINGTON PARKWAY (ROUTE 295)
- Parkway becomes ROUTE 50/NEW YORK AVENUE
- LEFT at BLADENSBURG ROAD (first stoplight on New York Avenue)
- RIGHT on MT. OLIVET ROAD (second stoplight on Bladensburg)
- LEFT on WEST VIRGINIA AVENUE (first stoplight on Mt. Olivet)
- RIGHT on FLORIDA AVENUE (first stoplight on West Virginia)
- First RIGHT onto Gallaudet's Campus

FROM THE SOUTH
- INTERSTATE 395 NORTH into Washington via the 14(TH) STREET BRIDGE
- EXIT at 6(TH) STREET, SE (Go NORTH to FLORIDA AVENUE, NE)
- RIGHT onto FLORIDA AVENUE
- Turn LEFT just beyond 6(TH) STREET, NE
- Enter Gallaudet's main gate at 8(TH) STREET

FROM THE SOUTHEAST:
- ROUTE 5 NORTH
- LEFT onto PENNSYLVANIA AVENUE
- RIGHT onto 8(TH) STREET, NE
- Proceed NORTH ON 8(TH) STREET to Gallaudet's main gate

FROM THE WEST:
- From CONNECTICUT AVENUE SOUTH, go past CHEVY CHASE CIRCLE to MILITARY ROAD
- LEFT onto MILITARY ROAD and continue until you CROSS GEORGIA AVENUE & MILITARY ROAD (Military Road becomes MISSOURI AVENUE)
- Continue on Missouri Avenue to NORTH CAPITOL STREET
- RIGHT onto NORTH CAPITOL STREET -- stay to the right
- Pass MICHIGAN AVENUE
- Get in LEFT LANE, continue one block past FLORIDA AVENUE
- LEFT onto P STREET (P Street will lead you back onto Florida Avenue)
- RIGHT onto FLORIDA AVENUE
- Pass NEW YORK AVENUE, get into LEFT LANE
- LEFT at 8(TH) STREET, NE onto Gallaudet's campus

ARRIVING ON CAMPUS
- Turn LEFT past the security gate, onto LINCOLN CIRCLE SOUTH
- Take the SECOND RIGHT onto LINCOLN CIRCLE WEST
- LEFT at first stop sign onto FACULTY ROW to PARKING GARAGE
- After parking, follow Washington Gas Annual Meeting signage to KELLOGG CONFERENCE CENTER
SHUTTLE VAN SERVICE FROM/TO UNION STATION METRO
If you are arriving by Metro train, a Washington Gas representative with signage will be stationed at the corner just outside the front of the Union Station Metro stop to assist you in getting a free shuttle van to the annual meeting site at Gallaudet University. The van will run every 15 minutes between 9:00 a.m. and 10 a.m. It will also run from the University back to Union Station Metro stop every 15 minutes for one hour after the meeting concludes.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Section 13.1-692.1 of the Virginia Stock Corporation Act, as amended (the "Virginia Code"), places a limitation on the liability of officers and directors of a corporation in any proceeding brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation. The damages asserted against an officer or director arising out of a single transaction, occurrence, or course of conduct shall not exceed the greater of $100,000 or the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed. The statute also authorizes the corporation, in its articles of incorporation or, if approved by the shareholders, in its bylaws, to provide for a different specific monetary limit on, or to eliminate entirely, liability. The liability of an officer or director shall not be limited if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

     Virginia Code Section 13.1-700.1 permits a court, upon application of a director or officer, to review WGL Holdings Inc.'s determination as to a director's or officer's request for advances, reimbursement or indemnification. If it determines that the director or officer is entitled to such advances, reimbursement or indemnification, the court may order WGL Holdings Inc. to make advances and/or reimbursement for expenses or to provide indemnification, in which case the court shall also order WGL Holdings Inc. to pay the officer's or director's reasonable expenses incurred to obtain the order. With respect to a proceeding by or in the right of the corporation, the court may order indemnification to the extent of the officer's or director's reasonable expenses if it determines that, considering all the relevant circumstances, the officer or director is entitled to indemnification even though he or she was adjudged liable, and may also order WGL Holdings to pay the officer's and director's reasonable expenses incurred to obtain the order.

     Articles FIFTH and SIXTH of the Articles of Incorporation of WGL Holdings Inc. provide, in part, as follows:

     FIFTH: No director or officer of the Corporation shall be liable to the Corporation or its shareholders for any monetary damages for any action taken or any failure to take any action as a director or officer; provided, however, that nothing herein shall be deemed to eliminate or limit any liability which may not be so eliminated or limited under the laws of the Commonwealth of Virginia, as in effect at the effective date of these Articles of Incorporation or as thereafter amended. No amendment, modification or repeal of this ARTICLE FIFTH shall eliminate or limit the protection afforded to a officer or director with respect to any act or omission occurring before the effective date hereof.

     SIXTH: (a) The Corporation shall, to the maximum extent permitted by applicable law, as from time to time in effect, indemnify any person who was, is or is threatened to be named as a defendant or respondent in or otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including without limitation any such action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor (any such action, suit or proceeding being herein called a "Proceeding"), because he or she is or was a director or officer of the Corporation or because he or she, while a director or officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or any other entity or enterprise, against any and all judgments, settlements, penalties, fines, including any excise tax assessed with respect to an employee benefit plan, and/or reasonable expenses (including counsel fees) incurred with respect to a Proceeding or any appeal therein.

          (b) The Corporation shall pay any such expenses incurred by a director or officer, or former director or officer, of the Corporation in connection with any such Proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such advances to the extent of the amount to which such person shall ultimately be determined not to be entitled and upon satisfaction of such other conditions as may be required by applicable law.

          (c) The Corporation, by resolution of the Board of Directors, may extend the benefits of this Article SIXTH to current and/or former employees, agents and other representatives of the Corporation (each person entitled to benefits under this Article SIXTH being hereinafter sometimes called an "Indemnified Person").

          (d) All rights to indemnification and to the advancement of expenses granted under or pursuant to this Article SIXTH shall be deemed to arise out of a contract between the Corporation and each person who is an Indemnified Person at any time while this Article SIXTH is in effect and may be evidenced by a separate contract between the Corporation and each Indemnified Person; and such rights shall be effective in respect of all Proceedings commenced after the effective date of these Articles of Incorporation, whether arising from acts or omissions occurring before or after such date. No amendment, modification or repeal of this Article SIXTH shall affect any rights or obligations theretofore existing.

          (e) The Corporation may purchase and maintain insurance on behalf of, or insure or cause to be insured, any person who is an Indemnified Person against any liability asserted against or incurred by him or her in any capacity in respect of which he or she is an Indemnified Person, or arising out of his or her status in such capacity, whether or not the Corporation would have the power to indemnify him or her against such liability under this Article SIXTH. As used in this Section "insurance" includes retrospectively rated and self-insured programs; provided, however that no such program shall provide coverage for directors and officers which is prohibited by applicable law. The Corporation's indemnity of any person who is an Indemnified Person shall be reduced by any amounts such person may collect with respect to such liability (1) under any policy of insurance purchased and maintained on his or her behalf by the Corporation or (2) from any other entity or enterprise served by such person.

          (f) The rights to indemnification and to the advancement of expenses and all other benefits provided by, or granted pursuant to, this Article SIXTH shall continue as to a person who has ceased to serve in the capacity in respect of which such person was an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such person.

          (g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article SIXTH shall not be deemed exclusive of any other rights to which any Indemnified Person may be entitled under any statute or court order or any By-Law, agreement, vote of shareholders or disinterested directors or otherwise.

          (h) The Board of Directors shall have the power and authority to make, alter, amend and repeal such procedural rules and regulations relating to indemnification and the advancement of expenses as it, in its discretion, may deem necessary or expedient in order to carry out the purposes of this Article SIXTH, such rules and regulations, if any, to be set forth in the By-Laws of the Corporation or in a resolution of the Board of Directors.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

2           Agreement and Plan of Merger and Reorganization dated as of
            January 13, 2000, by and among Washington Gas Light Company,
            WGL Holdings, Inc. and Washington Gas Acquisition Co.
            (attached as Appendix A to the Proxy Statement/Prospectus)
3(a)        Articles of Incorporation of WGL Holdings, Inc. (attached as
            Appendix B to the Proxy Statement and Prospectus)
3(b)        Bylaws of WGL Holdings, Inc. (attached as Appendix C to the
            Proxy Statement and Prospectus)
4           Specimen copy of certificate for WGL Holdings, Inc. Common
            Stock, no par value
5(a)        Opinion of John K. Keane, Jr., Esq.
5(b) and 8  Opinion of Thelen Reid & Priest LLP
23(a)       Consent of Arthur Andersen LLP
23(b)       Consent of Thelen Reid & Priest LLP (included in Exhibits 5 and 8)
99          Form of Proxy

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to request for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                               POWER OF ATTORNEY

     Each director and/or officer of the Registrant whose signature appears below hereby appoints the Agents for Service named in this Registration Statement, and each of them severally, as his or her attorney-in-fact to sign his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on February 2, 2000.

                                          WGL HOLDINGS, INC

                                          By: /s/ JAMES H. DEGRAFFENREIDT,
                                              JR.
                                            ------------------------------------
                                              JAMES H. DEGRAFFENREIDT, JR.
                                              CHAIRMAN AND CHIEF EXECUTIVE
                                              OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                  TITLE                   DATE
                      ---------                                  -----                   ----

          /s/ JAMES H. DEGRAFFENREIDT, JR.             Chairman and Chief          February 2, 2000
-----------------------------------------------------    Executive Officer and
            JAMES H. DEGRAFFENREIDT, JR.                 Director (Principal
                                                         Executive Officer)

                /s/ FREDERIC M. KLINE                  Vice President and Chief    February 2, 2000
-----------------------------------------------------    Financial Officer
                  FREDERIC M. KLINE                      (Principal Financial
                                                         Officer)

              /s/ ROBERT E. TUORINIEMI                 Controller                  February 2, 2000
-----------------------------------------------------    (Principal Accounting
                ROBERT E. TUORINIEMI                     Officer)

                               INDEX TO EXHIBITS

 EXHIBIT NO.   DESCRIPTION
 -----------   -----------
2              Agreement and Plan of Merger and Reorganization dated as of
               January 13, 2000 by an among Washington Gas Light Company,
               Washington Gas Acquisition Corp. and WGL Holdings, Inc.
               (attached as Appendix A to the Proxy Statement and
               Prospectus)
  3(a)         Articles of Incorporation of WGL Holdings, Inc. (attached as
               Appendix B to the Proxy Statement/Prospectus)
  3(b)         Bylaws of WGL Holdings, Inc. (attached as Appendix C to the
               Proxy Statement and Prospectus)
  4            Specimen copy of certificate for WGL Holdings, Inc. Common
               Stock, no par value
  5(a)         Opinion of John K. Keane, Jr., Esq.
  5(b) and 8   Opinion of Thelen Reid & Priest LLP
  23(a)        Consent of Arthur Andersen LLP
  23(b)        Consent of Thelen Reid & Priest LLP (included in Exhibits 5 and 8)
  99           Form of Proxy